Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                          DLJ MORTGAGE ACCEPTANCE CORP.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)
                                   13-3460894
                     (I.R.S. Employer Identification Number)

                                 277 Park Avenue
                            New York, New York 10172
                                  212-892-3000
   (Address and telephone number of Registrant's principal executive offices)

                                Marjorie S. White
                          DLJ Mortgage Acceptance Corp.
                                 277 Park Avenue
                            New York, New York 10172
                                  212-892-3000
            (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:
Stephen S. Kudenholdt, Esq. Reed Auerbach, Esq.         Michael P. Braun, Esq.
Thacher Proffitt & Wood     Stroock & Stroock & Lavan   Brown & Wood LLP
Two World Trade Center      180 Maiden Lane             One World Trade Center
New York, New York 10048    New York, New York 10038    New York, New York 10048

================================================================================

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                      PROPOSED             PROPOSED
                                                                       MAXIMUM             MAXIMUM
                                                                      OFFERING            AGGREGATE           AMOUNT OF
                                                   AMOUNT               PRICE              OFFERING         REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED      TO BE REGISTERED(1)     PER UNIT (2)          PRICE (2)            FEE(1)
  ------------------------------------      -------------------     ------------          ---------            ------
Mortgage Pass-Through Certificates and
Mortgage-Backed Notes, issued in series        $1,500,000,000           100%            $1,500,000,000        $442,500
=========================================  ====================== =================  ====================  ===============



(1)$2,105,405,966.33 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-1241 and Registration Statement No. 333-51537 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $3,605,405,966.33.

(2) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.


                           --------------------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's Registration Statements on Form S-3 (Registration Statement No. 333-51537, Registration Statement No. 333-1241 and Registration Statement No. 333-39325). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statements 333-51537, No. 333-1241 and No. 333-39325. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

================================================================================

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes.





                       CONTENTS OF REGISTRATION STATEMENT

                                                                            PAGE

Forms of Prospectus Supplement:

    Version 1:  Form of Prospectus Supplement relating to
         a typical Senior/Subordinate Series.........................        S-1

    Version 2:  Form of Prospectus Supplement relating to
         an offering of Mortgage-Backed Notes........................        S-1

Basic Prospectus  ...................................................          1

                    Subject to Completion Dated July 21, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                     [Version 1]
PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________ __, 199_)

                              $-------------------

                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199_-_

               $__________  Class A Certificates   Adjustable Rate


         The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of the following five classes: (i) Class A Certificates; (ii) Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the "Subordinate Certificates") and (iii) Class R Certificates. Only the Class A Certificates are offered hereby.

         The Class A Certificates will initially evidence in the aggregate approximately _____% of the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of certain conventional, adjustable rate, one- to four-family, first lien mortgage loans, with terms to maturity of not more than 30 years (the "Mortgage Loans") to be deposited by DLJ Mortgage Acceptance Corp. (the "Depositor") into the Trust Fund for the benefit of the respective Certificateholders. The Mortgage Loans underlying the Certificates were originated or acquired by ___________________________________ (the "Seller"). All of the Mortgage Loans will be serviced by the Seller in its capacity as master servicer (the "Master Servicer"). The interest rate (the "Mortgage Rate") on each Mortgage Loan will be adjusted monthly based on the sum of the Index (as defined herein) and the related Gross Margin (as defined herein), subject to certain lifetime rate limitations described herein. The Index will be based on the monthly weighted average cost of funds of member institutions of the Eleventh District of the Federal Home Loan Bank System as described herein. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

                      _________________________________ (continued on next page)

 THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE
    DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE
       LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE
                 TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
                      _________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      _________________________________

         The Class A Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $_____________ plus accrued interest, before deducting expenses payable by the Depositor.

         The Class A Certificates are offered when, as and if delivered to and accepted by the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Class A Certificates will be delivered in book-entry form through the same day funds settlement system of The Depository Trust Company as further discussed herein.

                              [NAME OF UNDERWRITER]

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS __________________.

(Continued from previous page)

         It is a condition of the issuance of the Certificates that the Class A Certificates be rated "Aaa" by _________ ("______") and "AAA" by _______________
("_________________").

         Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing in _____________ _____ (each, a "Distribution Date"). As more fully described herein, interest distributions on the Class A Certificates will be based on the Certificate Principal Balance thereof and the then-applicable Pass-Through Rate thereof, which will be adjustable. The Pass-Through Rate on the Class A Certificates will be equal to the weighted average as determined as of the Due Date (as defined herein) in the month immediately preceding the month in which such Distribution Date occurs, of the Net Mortgage Rates of the Mortgage Loans as described herein, which will be approximately _____% per annum with respect to the first Distribution Date.

         THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES WILL DEPEND, AMONG OTHER THINGS, ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, WHICH MAY VARY SIGNIFICANTLY OVER TIME. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME. THE YIELD TO INVESTORS ON THE CLASS A CERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE TO THE EXTENT THAT SUCH SHORTFALLS ARE NOT OTHERWISE COVERED, AS DESCRIBED HEREIN. NO ASSURANCE CAN BE GIVEN AS TO THE RATE AND TIMING OF PRINCIPAL PREPAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON ANY OF THE MORTGAGE LOANS. SEE "SUMMARY OF PROSPECTUS SUPPLEMENT-SPECIAL PREPAYMENT CONSIDERATIONS," AND "-SPECIAL YIELD CONSIDERATIONS" AND "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "SPECIAL CONSIDERATIONS" AND "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THE PROSPECTUS.

         As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. The Class A Certificates will constitute a "regular interest" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         There is currently no secondary market for the Class A Certificates. ________________ (the "Underwriter") intends to make a secondary market in the Class A Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange. See "Special Considerations" in the Prospectus.

         The information set forth herein under "Summary of Prospectus Supplement-The Mortgage Pool", "Description of the Mortgage Pool", "The Seller" and "The Pooling and Servicing Agreement-The Master Servicer" has been provided by the Seller. No representation is made by the Depositor, the Underwriter or any of their respective affiliates as to the accuracy or completeness of the information provided by the Seller.

                      _________________________________

         No person is authorized in connection with this offering to give any information or to make any representation about the Depositor, the Seller, the Master Servicer, the Class A Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Depositor, the Seller or the Master Servicer. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Class A Certificates, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                      _________________________________

         THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED _________________ OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                      _________________________________

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT


                                                                            Page
                                                                            ----
Summary of Prospectus Supplement............................................ S-
Description of the Mortgage Pool............................................ S-
The Seller.................................................................. S-
Additional Information...................................................... S-
Description of the Certificates............................................. S-
Certain Yield and Prepayment Considerations................................. S-
Pooling and Servicing Agreement............................................. S-
Certain Federal Income Tax Consequences..................................... S-
Method of Distribution...................................................... S-
Use of Proceeds............................................................. S-
Legal Opinions.............................................................. S-
Ratings..................................................................... S-
Legal Investment............................................................ S-
Erisa Considerations........................................................ S-


                                   PROSPECTUS


Prospectus Supplement........................................................
Additional Information.......................................................
Reports to Certificateholders................................................
Summary of Terms of the Certificates.........................................
Special Considerations.......................................................
Description of the Certificates..............................................
Yield, Prepayment and Maturity Considerations................................
The Trust Funds..............................................................
Loan Underwriting Procedures and Standards...................................
Servicing of Loans...........................................................
Credit Support...............................................................
Description of Mortgage and Other Insurance..................................
The Pooling and Servicing Agreements.........................................
Certain Legal Aspects of Loans...............................................
Certain Federal Income Tax Consequences......................................
State and Other Tax Consequences.............................................
ERISA Considerations.........................................................
Legal Investment.............................................................
Legal Matters................................................................
The Depositor................................................................
Use of Proceeds..............................................................
Plan of Distribution.........................................................
Glossary.....................................................................

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS.

TITLE OF SECURITIES............... Mortgage Pass-Through Certificates, Series
                                   _______.

DEPOSITOR......................... DLJ Mortgage Acceptance Corp. (the
                                   "Depositor"). See "The Depositor" in the
                                   Prospectus.

TRUSTEE........................... _____________________ (the "Trustee"), a
                                   __________________________________ located in
                                   ____________________. See "Pooling and
                                   Servicing Agreement-The Trustee" herein.

SELLER............................ __________________________ (the "Seller").
                                   See "Description of the Mortgage Pool-The
                                   Seller" herein.

MASTER SERVICER................... _____________________________ in its capacity as master servicer (the "Master Servicer").
                                   See "Pooling and Servicing Agreement-The
                                   Master Servicer" herein.

CUT-OFF DATE...................... __________________.

DELIVERY DATE..................... On or about __________________.

DENOMINATIONS..................... The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

REGISTRATION...................... The Class A Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"). No person acquiring a beneficial interest in a Class A Certificate (each, a "Beneficial Owner") will be entitled to receive a Class A Certificate in certificated form, except under the limited circumstances described herein. For each Class A Certificate held by DTC, DTC will effect payments to and transfers of the Class A Certificates among the respective Beneficial Owners by means of its electronic recordkeeping services, acting through organizations that participate in DTC. This arrangement may result in certain delays in receipt of distributions by Beneficial Owners and may restrict a Beneficial Owner's ability to pledge the Certificates beneficially owned by it. All references in this Prospectus Supplement to the Class

                                   A Certificates reflect the rights of
                                   Beneficial Owners of such Certificates only as such rights may be exercised through DTC and its participating organizations so long as such Certificates are held by DTC. See "Description of the Certificates-Book-Entry Registration" in the Prospectus.

THE MORTGAGE POOL................. Based solely upon information provided by the
                                   Seller, the Mortgage Loans will have the characteristics described herein. The mortgage pool (the "Mortgage Pool") will consist of a pool of conventional, adjustable-rate, fully-amortizing mortgage loans (the "Mortgage Loans") with an aggregate outstanding principal balance as of the Cut-off Date of $_________________. The
                                   Mortgage Loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties (each, a "Mortgaged Property") having individual principal balances at origination of at least $___________ but not more than $______________ with an average principal balance at origination of approximately $_____________. The Mortgage Loans have terms to maturity from the date of origination of not more than 30 years, and a weighted average remaining term to maturity of approximately ___ months as of the Cut-off Date.

                                   The Mortgage Rate on each Mortgage Loan will adjust monthly on the date (the "Rate Adjustment Date") specified in the mortgage note (the "Mortgage Note"), without any corresponding adjustment in the amount of monthly payments, to a per annum rate equal to the sum (rounded, if applicable, to the nearest multiple of 0.125%) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Gross Margin") subject to the maximum and, in certain cases, minimum Mortgage Rates described below. On each Rate Adjustment Date the Index applicable to the determination of the Mortgage Rate will be equal to the Index as most recently published as of 15 days prior to the Rate Adjustment Date. With respect to each of the Mortgage Loans, the Mortgage Rate may not exceed the related maximum Mortgage Rate, which maximum Mortgage Rates will range from _____% to _____%, or be less than the related Gross Margin or, in certain cases, the related minimum Mortgage Rate, which minimum Mortgage Rates will range from _____% to _____%. No Mortgage Loan provides for a periodic rate cap on any Rate Adjustment Date.

                                   The amount of the monthly payment of
                                   principal and interest on each Mortgage Loan will adjust annually on the date specified in the Mortgage Note (the "Rate Adjustment Date") to equal an amount which would amortize fully the then outstanding principal balance of the Mortgage Loan over its remaining term and pay interest thereon at the then applicable Mortgage Rate.

                                   As of the Cut-off Date, the Mortgage Loans will have current Mortgage Rates ranging from _____% per annum to _____% per annum, a weighted average current Mortgage Rate of approximately _____% per annum and a weighted average Gross Margin of approximately _____%. Approximately ______% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cutoff Date) will be refinance mortgage loans. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

                                   All of the Mortgage Loans were originated or acquired pursuant to the Seller's lending program, as described herein. See "Description of the Mortgage Pool-The Seller-Underwriting Standards" herein.

INDEX............................. As of any Rate Adjustment Date, the Index
                                   applicable to the determination of the
                                   Mortgage Rate on each Mortgage Loan will be the monthly weighted average cost of funds for depository institutions the home offices of which are located in Arizona, California or Nevada that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available as of the date 15 days prior to such Rate Adjustment Date. See "Description of the Mortgage Pool" herein.

THE CLASS A CERTIFICATES.......... The Class A Certificates will be issued pursuant to a Pooling and Servicing
                                   Agreement, to be dated as of __________ __, 199_, among the Depositor, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Class A Certificates in the aggregate evidence an initial interest of approximately _____% in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool. The Class A Certificates have a Certificate Principal Balance of $_______________ as of the Cut-off Date.

INTEREST DISTRIBUTIONS............ The Pass-Through Rate on the Class A
                                   Certificates on each Distribution Date (as defined herein) will equal the weighted average, as determined as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, of the related Net Mortgage Rate (as defined below) on each of the Mortgage Loans. The Pass-Through Rate on the Class A Certificates will be approximately __________% per annum with respect to the first Distribution Date. The weighted average Net Margin of the Mortgage Loans is _________%. The "Net Mortgage Rate" on each of the Mortgage Loans is equal to the Mortgage Rate thereon minus _________% per annum (the "Expense Fee Rate"). The Expense Fee Rate consists of a component to compensate the Master Servicer for performing its servicing responsibilities and obligations under the Pooling and Servicing Agreement (the "Master Servicing Fee Rate") and a component to cover certain expenses and the fees of the Trustee. The Master Servicing Fee Rate on each Mortgage Loan is equal to _____% per annum.

                                   Holders of the Class A Certificates will be entitled to receive interest distributions in an amount equal to one month's interest accrued on the Certificate Principal Balance of the Class A Certificates at the related Pass- Through Rate, in each case less any related Prepayment Interest Shortfall (as defined herein) and shortfalls caused by the Relief Act (as defined herein) for such Distribution Date to the extent not covered by payments by the Master Servicer. See "Description of the Certificates-Interest Distributions" herein.

PRINCIPAL DISTRIBUTIONS........... Holders of the Class A Certificates will be entitled to receive on each Distribution
                                   Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after distributions in respect of interest on the Class A Certificates, a distribution allocable to principal that will include (i) the Senior Percentage (as defined below) of scheduled principal payments due on the Mortgage Loans and of the principal portion of any unscheduled collections (other than Mortgagor prepayments and amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below), including repurchases of the Mortgage Loans, (ii) in connection with the Final Disposition of a Mortgage Loan an amount equal to the lesser of (a) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (b) the Senior

                                   Accelerated Distribution Percentage (as
                                   defined herein) of the related collections, including any Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, and (iii) the Senior Accelerated Distribution Percentage of Mortgagor prepayments on the Mortgage Loans.

                                   The Senior Percentage as of the time of any determination will be equal to the aggregate Certificate Principal Balance of the Class A Certificates divided by the aggregate Stated Principal Balance of all of the Mortgage Loans. Initially, the Senior Accelerated Distribution Percentage will equal 100%. Thereafter, as described herein, during certain periods, subject to certain loss, delinquency and other criteria described herein, the Senior Accelerated Distribution Percentage may be 100% or otherwise disproportionately large (relative to the Senior Percentage). In no event will the Senior Accelerated Distribution Percentage be less than the Senior Percentage. See "Description of the Certificates-Principal Distributions on the Class A Certificates".

ALLOCATION OF LOSSES;
  SUBORDINATION................... All Realized Losses will be allocated first to the Subordinate Certificates until the Certificate Principal Balances thereof have been reduced to zero and second to the Class A Certificates to the extent described herein; however, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses (each, as defined herein) will be allocated to all of the Certificates as described herein. See "Description of the Certificates-Allocation of Losses;
                                   Subordination" herein.

ADVANCES.......................... The Master Servicer is required to make advances ("Advances") in respect of
                                   delinquent payments of principal and interest on the Mortgage Loans (net of the Master Servicing Fee Rate), together with an amount equivalent to interest on each outstanding REO Property, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates-Advances" herein.

OPTIONAL TERMINATION.............. At its option, on any Distribution Date when the aggregate principal balance of the
                                   Mortgage Loans is less than ____% of the aggregate principal balance of the Mortgage

                                   Loans as of the Cut-off Date, the Master
                                   Servicer may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates. See "Pooling and Servicing Agreement-Termination" herein and "The Pooling and Servicing
                                   Agreements-Termination" in the Prospectus.

SPECIAL PREPAYMENT
  CONSIDERATIONS.................. The rate and timing of principal payments, if any, on the Class A Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans. See "Description of the Certificates-Principal Distributions on the Class A Certificates" and "Certain Yield and Prepayment Considerations" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

SPECIAL YIELD CONSIDERATIONS.......The yield to maturity on the Class A
                                   Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance. The yield to maturity on the Class A Certificates will also depend on the Pass-Through Rate as it adjusts from time to time and the purchase price for the Class A Certificates. The yield to investors on the Class A Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments by the Master Servicer as described herein.

                                   In general, if the Class A Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.................... A real estate mortgage investment conduit
                                   ("REMIC") election will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                   For federal income tax purposes, the Class R
                                   Certificates will be the sole Class of
                                   "residual interests" of the REMIC; the Class
                                   A Certificates and the Subordinate
                                   Certificates will constitute the "regular interests" of the REMIC and will be treated as debt instruments for federal income tax purposes.

                                   The Class A Certificates will be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be ____% CPR (as defined herein). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                   [[Grantor trust disclosure:] Upon the
                                   issuance of the offered Grantor Trust
                                   Certificates, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.]

LEGAL INVESTMENT.................. The Class A Certificates will constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation was enacted prior to October 3, 1991.

                                   The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" and "ERISA Considerations" herein and in the Prospectus.

RATINGS........................... It is a condition to the issuance of the
                                   Certificates that the Class A Certificates be rated "Aaa" by ___________ ("_______") and
                                   "AAA" by _________ ("__________"). A security
                                   rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the Seller. Neither the Depositor, the Underwriter, or the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate outstanding principal balance as of the Cut-off Date of $______________. The Mortgage Pool will consist of conventional, adjustable-rate, fully-amortizing, first lien Mortgage Loans with original terms to maturity from the due date of the first monthly payment of not more than 30 years. All percentages described herein are approximate percentages (except as otherwise indicated) by aggregate outstanding principal balance as of the Cut-off Date.

         All of the Mortgage Loans to be included in the Mortgage Pool will have been sold to the Depositor by _________________________________________ in its
capacity as a seller (the "Seller"), pursuant to a mortgage loan purchase agreement between the Depositor and the Seller. The Mortgage Loans will have been originated or acquired by the Seller, in accordance with the underwriting criteria described herein. All of the Mortgage Loans have monthly payments due on the first day of each month.

         The Mortgage Rate on each Mortgage Loan will be subject to monthly adjustment on the first day of the month specified in the related Mortgage Note (each such date, a "Rate Adjustment Date") to a per annum rate equal to (i) the monthly weighted average cost of funds for depository institutions the home offices of which are located in Arizona, California or Nevada that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco (the "Index"), as most recently available as of the date 15 days prior to such Rate Adjustment Date, and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin") ranging from _____% to ____%; provided, however, that the Mortgage Rate will in no event be greater than the maximum Mortgage Rate stated therein (the "Maximum Rate"), which Maximum Rates will range from ____% to _____%, or, less than the related Gross Margin or, with respect to certain of the Mortgage Loans, the minimum Mortgage Rate stated in the Mortgage Note (the "Minimum Rate"), which Minimum Rates will range from ____% to ____%. No Mortgage Loan provides for a periodic rate cap on any Rate Adjustment Date. Due to the application of the Maximum Rate, the Mortgage Rate on any Mortgage Loan, as adjusted on any Rate Adjustment Date, may be less than the sum of the Index and the related Gross Margin. See "-The Index" herein.

         Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% is insured by a primary mortgage insurance policy. Each such insurance policy provides coverage in an amount equal at least to the excess of the original principal balance of the Mortgage Loan covered thereby, plus accrued interest thereon and related foreclosure expenses over 75% of the value of the related Mortgaged Property as determined at the time of origination of the related Mortgage

Loan. Any Mortgage Loan having a Loan-to-Value Ratio of less than or equal to 80% at origination is not so insured. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan- to-Value Ratio.

         All of the Mortgage Loans will be assumable. None of the Mortgage Loans will be thirty or more days delinquent in payment as of the Closing Date, or will have been thirty or more days delinquent more than once during the twelve months preceding the Closing Date.

         Each Mortgage Loan will have been originated or acquired by the Seller on or before ----------- --, ----.

         Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the improvements on the Mortgaged Property. See "Description of Mortgage and Other Insurance-Hazard Insurance on the Loans-Standard Hazard Insurance Policies" in the Prospectus.

         The Mortgage Loans will have the following approximate characteristics, where applicable, as of the Cut-off Date:


Number of Mortgage Loans..............................
Initial Pass-Through Rate on the Class A
  Certificates (1)....................................
Net Margin (2):
  Weighted Average....................................
Mortgage Rates:
  Weighted Average....................................
  Range  .............................................
Gross Margins:
  Weighted Average....................................
  Range  .............................................
Maximum Mortgage Rates:
  Weighted Average....................................
  Range  .............................................
Minimum Mortgage Rates:
  Weighted Average....................................
  Range  .............................................
---------

(1) The Pass-Through Rate on the Class A Certificates is equal to the weighted average of the related Net Mortgage Rate on each of the Mortgage Loans. The Net Mortgage Rate for each Mortgage Loan is equal to the Mortgage Rate (as adjusted pursuant to the terms of the related Mortgage Note) minus the related Expense Fee Rate. The Expense Fee Rate as further described herein is approximately _____% per annum.

(2) Solely for purposes of the above table, the Net Margin for each Mortgage Loan is equal to (i) the Gross Margin applicable thereto, minus (ii) the Expense Fee Rate.

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately 29 years. All of the Mortgage Loans had original terms to maturity of 30 years. None of the Mortgage Loans had a first payment date prior to _______ __, 199_. The latest maturity date of any of the Mortgage Loans is ___________ __, ____.

         The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $_____________.

         Approximately ______% of the Mortgaged Properties will be located in the State of ___________; approximately ____% of the Mortgaged Properties will be located in the State of _______________.

         [No more than approximately _____% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area in the State of _____________ and no more than approximately ____% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside the State of ___________.]

         Approximately ____% of the Mortgage Loans will be secured by single family dwelling units. Approximately _____% of the Mortgage Loans will be secured by units in planned unit developments. Approximately ____% of the Mortgage Loans will be secured by units in condominiums. Approximately ____% of the Mortgage Loans will be secured by two- to four-family dwelling units.

         The Mortgage Loans will each have an outstanding principal balance as of the Cut-off Date of not less than $________ or more than $__________. The Mortgage Loans will have an average outstanding principal balance as of the Cut-off Date of approximately $_________. No more than approximately ___% of the Mortgage Loans will have an outstanding principal balance as of the Cut-off Date greater than $____________.

         With respect to approximately ______% of the Mortgage Loans, the Mortgagor represented in the documents submitted by such Mortgagor for the closing of the Mortgage Loan that the Mortgaged Property initially will be owner-occupied as the Mortgagor's primary residence.

         Approximately _____% of the Mortgage Loans are Mortgage Loans the proceeds of which were used to purchase the applicable Mortgaged Property. Approximately ____% of the Mortgage Loans are Mortgage Loans the proceeds of which were used to refinance an existing Mortgage Loan (approximately _____% of the Mortgage Loans were rate and term refinancings and approximately _____% of the Mortgage Loans were equity take-out refinancings).

         [___________ of the Mortgage Loans will be Buy-Down Loans. Certain of the Mortgage Loans are secured by a leasehold estate. The Seller has represented that all Mortgage Loans secured by a leasehold estate conform to the guidelines of FNMA and FHLMC for leaseholds.]

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately _____%. None of the Mortgage Loans will have a Loan-to-Value Ratio at origination in excess of ______%.

         Approximately ______% of the Mortgage Loans were underwritten pursuant to the Seller's full documentation programs. Approximately _____% of the Mortgage Loans were underwritten pursuant to the Seller's alternative documentation programs. Approximately ____% of the Mortgage Loans were underwritten pursuant to the Seller's limited documentation programs.

         The following table sets forth as of the Cut-off Date the number, aggregate outstanding principal balance and percentage of the Mortgage Pool (by aggregate outstanding principal balance) of the Mortgage Loans having Loan-to-Value Ratios at origination in each given range. (The sum of the amounts and the percentages in the following table may not equal the totals due to rounding).


                              LOAN-TO-VALUE RATIOS
                              --------------------

                                                                      Percentage of Mortgage Pool
Loan-to-value Ratios       Number Of        Aggregate Outstanding      By Aggregate Outstanding
at Origination (%)       Mortgage Loans       Principal Balance            Principal Balance
------------------       --------------       -----------------            -----------------




   Total............


         The following table sets forth the number, aggregate outstanding principal balance as of the Cut-off Date and percentage of the Mortgage Loans by aggregate outstanding principal balance as of the Cut-off Date having the Gross Margins listed. (The sum of the amounts and the percentages in the following table may not equal the totals because of rounding.)

                                  GROSS MARGINS
                                  -------------




                                                               Percentage Of
                                                               Mortgage Pool
                                                               By Aggregate
                         Number Of           Aggregate           Principal
Gross Margins(%)       Mortgage Loans     Principal Balance       Balance
----------------       --------------     -----------------       -------




   Total............

                                   THE SELLER

                          [Disclosure as appropriate.]

UNDERWRITING STANDARDS

                          [Disclosure as appropriate.]

THE INDEX

         The Index is the monthly weighted average cost of funds index for member institutions of the Eleventh District of the Federal Home Loan Bank System, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco. The Index applicable on any Rate Adjustment Date is the most recent figure as of the date 15 days before such Rate Adjustment Date. Listed below are some historical values for the months indicated of the Index.


                                                             YEAR
                                                ------------------------------
MONTH                                           1995  1994   1993   1992  1991
-----                                           ----  ----   ----   ----  ----
January ........................................
February .......................................
March ..........................................
April ..........................................
May ............................................
June ...........................................
July ...........................................
August .........................................
September.......................................
October  .......................................
November .......................................
December........................................

         If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.


                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates.

         A Current Report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. In the event

Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of the following five classes: (i) Class A Certificates; (ii) Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the "Subordinate Certificates") and (iii) Class
R Certificates. Only the Class A Certificates are offered hereby.

         The Class A Certificates will initially evidence in the aggregate approximately ____% of the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Custodial Account") established by the Master Servicer for the collection of payments on the Mortgage Loans and in the Certificate Account and belonging to the Trust Fund, (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure, (iv) any applicable primary insurance policies and primary hazard insurance policies, and all proceeds thereof and (v) the representations and warranties of the Seller regarding the Mortgage Loans.

         Distributions on the Class A Certificates will be made on the 25th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing in ________________ 199_ to Certificateholders of record on the immediately preceding Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         Distributions on the Class A Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee, or (ii) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Distribution Date, of any holder of an Class A Certificate having an initial Certificate Principal Balance of not less than $____________, by wire transfer in immediately available funds; provided that the final distribution in respect of any Class A Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "Pooling and Servicing Agreement-The Trustee" herein.

         The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE CLASS A CERTIFICATES

         GENERAL. Beneficial Owners that are not Participants or Indirect Participants (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Class A Certificates from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the Class A Certificates, it is anticipated that the only registered Certificateholder of the Class A Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such DTC Registered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Class A Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

         None of the Depositor, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates-Book-Entry Registration."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Certificates-Book-Entry Registration," the Trustee is required to notify, through DTC, Participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         For additional information regarding DTC and the Class A Certificates as DTC Registered Certificates, see "Description of the Certificates-Book-Entry Registration" in the Prospectus.

AVAILABLE DISTRIBUTION AMOUNT

         The "Available Distribution Amount" for any Distribution Date is determined with respect to all of the Mortgage Loans in the aggregate and is equal to (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date, (ii) all Advances made with respect to such Distribution Date and (iii) certain amounts required to be deposited by the Master Servicer in the Certificate Account, reduced by
(b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Custodial Account or the Certificate Account, (iii) all amounts reimbursable to the Master Servicer, (iv) any unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds (each as defined herein) and proceeds from repurchases of the Mortgage Loans occurring in the month of such Distribution Date and (v) the fees of the Trustee. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and (ii) the "Determination Date" is the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

INTEREST DISTRIBUTIONS

         On each Distribution Date, holders of the Class A Certificates will be entitled to receive interest distributions in an amount equal to interest accrued during the immediately preceding calendar month (such period, an "Accrual Period") on the Certificate Principal Balance thereof at the then applicable Pass-Through Rate, subject to reduction only in the event of (i) shortfalls caused by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") or similar legislation or regulations and (ii) any Prepayment Interest Shortfalls for such Distribution Date to the extent not covered by the Master Servicer in the manner described below. As described below, Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto.

         With respect to any Distribution Date and the Class A Certificates, "Accrued Certificate Interest" will be equal to one month's interest accrued during the related Accrual Period on the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date at the then applicable Pass-Through Rate less interest shortfalls, if any, allocated thereto for such Distribution Date, to the extent not covered by the subordination provided by the Subordinate Certificates in an amount equal to (i) any Prepayment Interest Shortfall to the extent not covered as described below, (ii) the interest portions of Realized Losses (as defined herein) (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not allocated through subordination, (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated as described below. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Prepayment Interest Shortfall" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month (each, a "Prepayment Period"). Such shortfalls will result because interest on prepayments in full is collected only to the date of prepayment, and because no interest is collected on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments.

         The Pass-Through Rate on the Class A Certificates on each Distribution Date will equal the weighted average, as determined as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, of the related Net Mortgage Rate on each of the Mortgage Loans, which will be approximately _____% per annum with respect to the first Distribution Date. The weighted average Net Margin on the Mortgage Loans is _____%. The Net Mortgage Rate on each of the Mortgage Loans is equal to the Mortgage Rate thereon minus ______% per annum (the "Expense Fee Rate"). The Net Margin on each of the Mortgage Loans is equal to the Gross Margin less the Expense Fee Rate. The Expense Fee Rate consists of a component to compensate the Master Servicer for performing its master servicing responsibilities and obligations under the Pooling and Servicing Agreement (the "Master Servicing Fee Rate") and a component to cover the fees of the Trustee. The Master Servicing Fee Rate on each Mortgage Loan is equal to _____% per annum.

         As described herein, the Accrued Certificate Interest allocable to the Class A Certificates is based on the Certificate Principal Balance thereof. The Certificate Principal Balance of the Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts previously distributed with respect to such Certificate and applied to reduce the Certificate Principal Balance thereof and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses, as described below.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

         Except as provided below, holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the interest is distributed to the holders of the Class A Certificates for such Distribution Date, as described above, a distribution allocable to principal equal to the sum of the following:

               (i) the product of (A) the then-applicable Senior Percentage (as defined herein) and (B) the aggregate of the following amounts:

                    (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date;

                    (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

                    (3) the principal portion of all other unscheduled
               collections received during the preceding calendar month (other than full and partial principal prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

               (ii) in connection with the Final Disposition of a Mortgage Loan that occurred in the preceding calendar month, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

               (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial principal prepayments made by the respective Mortgagors of the Mortgage Loans during the preceding calendar month; and

               (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates.

         With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Accrued Certificate Interest for such Distribution Date is distributed and (b) the sum of the amounts described in clauses (i)-(iv) of the preceding paragraph is hereinafter referred to as the "Senior Principal Distribution Amount."

         A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

         The "Senior Percentage," which initially will equal approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The "Subordinate Percentage" as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

         Except as described below, the "Senior Accelerated Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in _____________ _____ will equal 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first ten years following the Delivery Date will be as follows: for any Distribution Date during the eleventh year after the Delivery Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the twelfth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the thirteenth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the fourteenth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either (a) both (i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eleventh, twelfth, thirteenth or fourteenth year (or any year thereafter) after the Delivery Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Subordinate Certificates or
(b) both (i) the aggregate outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (ii) Realized Losses on the Mortgage Loans to date are less than 10% of the sum of the initial Certificate Principal Balances of the Subordinate Certificates.

         Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distribution on such Distribution Date, equals or exceeds ____% (approximately twice the initial Subordinate Percentage), and (b) both of the conditions set forth in either clause (a) or clause (b) in the preceding paragraph have been met, then the Senior Accelerated Distribution Percentage for such Distribution Date will equal the sum of (i) the Senior Percentage for such Distribution Date and (ii) 50% of the Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to the Distribution Date in __________ ____, and will equal the Senior Percentage for such Distribution Date if such Distribution Date is on or after the Distribution Date in ________________ ____.

         Notwithstanding the foregoing, upon reduction of the Certificate Principal Balance of the Class A Certificates to zero, the Senior Accelerated Distribution Percentage will equal 0%. See "Credit Support-Subordinate Certificates; Subordination Reserve Fund" in the Prospectus.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence.

__________ __....   Cut-off Date.       The initial principal balance of the
                                        Mortgage Pool will be the aggregate
                                        principal balance of the Mortgage Loans
                                        as of __________ 1, 199_, after
                                        deducting any principal payments due on
                                        or before such date. Any principal and
                                        interest payments due on or before
                                        ____________ __ will not be part of the
                                        Mortgage Pool.

______ __ through
_________ __.....   Prepayment Period.  Partial principal prepayments and
                                        prepayments in full with interest
                                        thereon to the date of such prepayment
                                        in full, received at any time during
                                        this period will be deposited into the
                                        Custodial Account for distribution to
                                        Certificateholders on ------- __, 199_.
                                        The Prepayment Period for the
                                        Distribution Date in October 199_ and
                                        each succeeding Distribution Date will
                                        be the immediately preceding calendar
                                        month.

____________ __..   Record Date.        Distributions on ___________ __, 199_
                                        will be made to Certificateholders of
                                        record at the close of business on the
                                        last Business Day of the month
                                        immediately preceding the month of
                                        distribution.

________ __ through
________ __......   Collection Period.  Payments due during the related Due
                                        Period (_____________ __, 199_ through
                                        _______________ __, 199_) from
                                        mortgagors will be deposited in the
                                        Custodial Account as received, and will
                                        include
                                        scheduled principal payments plus
                                        interest on the August balances.

___________ __...   Determination Date. On the Business Day following the
                                        Determination Date, the information
                                        necessary to determine the amounts of
                                        principal and interest that will be
                                        distributed on __________ __, 199_ will
                                        be transmitted by the Master Servicer to the Trustee.

___________ __...   Certificate Account
                    Deposit Date.       On the __th day of each month, or if
                                        such day is not a Business Day the next
                                        preceding Business Day, the Master
                                        Servicer will remit to the Trustee the
                                        amount of principal and interest to be
                                        distributed to the Certificateholders on such Distribution Date from amounts on deposit in the Custodial Account, together with any Advances required to be made by the Master Servicer on such Distribution Date.

____________ __..   Distribution Date.  On __________ __, 199_ the Trustee will distribute or cause to be distributed to the Certificateholders the amounts determined as of the Determination Date.
                                        If a monthly payment due during the
                                        related Due Period is received from a
                                        Mortgagor after ____________ __, 199_
                                        and funds have been distributed with
                                        respect to such late payment from the
                                        Custodial Account prior to deposit
                                        therein, such late payment will be
                                        deposited into the Custodial Account as
                                        reimbursement therefor. If an Advance
                                        has been made with respect to such late
                                        payment, the Master Servicer will
                                        reimburse itself to the extent permitted by the Pooling and Servicing Agreement by withdrawing from the Custodial
                                        Account the amount relating to such
                                        Advance. If no such Advance has been
                                        made with respect to such late payment,
                                        the proceeds of such late payment will
                                        be distributed to the Certificateholders on the Distribution Date occurring in September.

         Succeeding months follow the same pattern except for the Cut-off Date.

ALLOCATION OF LOSSES; SUBORDINATION

         Realized Losses are allocable to the Class A Certificates based on the following priorities.

         Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; in each case until the Certificate Principal Balance of such Class has been reduced to zero; and thereafter, the remainder of such Realized Losses will be allocated to the Class A Certificates. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such Class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. As used herein, "Debt Service Reduction" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various Classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

         As used herein, "Defaulted Mortgage Losses" are Realized Losses that are attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses.

         Allocations of the principal portion of Debt Service Reductions to the Subordinate Certificates will result from the priority of distributions of the Available Distribution Amount as described herein, which distributions shall be made first to the Class A Certificates and then to the Class of Subordinate Certificates then outstanding with the highest payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, until an amount in respect thereof has been actually disbursed to the Class A, Class B-1, Class B-2 or Class B-3 Certificateholders, as applicable. The holders of the Class A Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any Classes of Certificates subordinate thereto. Accordingly, the Subordination provided to the Class A Certificates by the Subordinate Certificates with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, of future distributions of principal of the remaining Mortgage Loans.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by the Subordination will be allocated on a pro rata basis among the Class A Certificates and Subordinate Certificates (any such Realized Losses so allocated to the Class A Certificates, and the Subordinate Certificates will be allocated without priority among such Classes). An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an allocation of the interest portion of a Realized Loss.

         With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses."

         In order to maximize the likelihood of distribution in full of the Accrued Certificate Interest for such Distribution Date and the Senior Principal Distribution Amount, on each Distribution Date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Accrued Certificate Interest for such Distribution Date and the Senior Principal Distribution Amount.

         The application of the Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Class A Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the Subordination afforded the Class A Certificates by the Subordinate Certificates.

         The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $__________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $______________ less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

         The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $______________. As of any date of determination after the Cut-off Date, the Fraud Loss

Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to _____% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cutoff Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) _____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

         The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through Subordination will initially be equal to $_____________. As of any date of determination, the Bankruptcy Amount shall equal $____________ less the sum of any amounts allocated through Subordination for such losses up to such date of determination.

         Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer.

ADVANCES

         Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds or funds held in the Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Master Servicing
Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the Business Day next preceding the related Determination Date.

         Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Subordinate Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any

Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on any of the Subordinate Certificates; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distributions on any of the Certificates and the amount of such losses will be allocated as described herein. In addition, if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Class A Certificates.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The effective yield to the holders of the Class A Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly distributions will not be payable to such holders until the 25th day (or the immediately following Business Day if such 25th day is not a Business Day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         The yield to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield,

Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Class A Certificates.

         The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. As described under "Description of the Certificates-Principal Distributions on the Class A Certificates" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Class A Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase in subsequent periods. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease in subsequent periods.

         Although the Mortgage Rates on the Mortgage Loans will adjust monthly, such increases and decreases will be limited by the Maximum Mortgage Rate on each Mortgage Loan and will be based on the Index (which may not rise and fall consistently with mortgage interest rates or with other indices) plus the related Gross Margins (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated.

         All of the Mortgage Loans are assumable under certain circumstances if, in the sole judgment of the Master Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Class A Certificates and may result in a prepayment experience on the Mortgage Loan that differs from that on other conventional mortgage loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls by the Master Servicer as described herein. Interest shortfalls not allocable to the Subordinate Certificates and not covered by the Master Servicer would be allocated to the Class A Certificates as described herein.

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month following the month of receipt, with no resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. With respect to full prepayments (or other liquidations), the Master Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Mortgage Rate) but only to the extent of the servicing compensation otherwise payable to the Master Servicer. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Master Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for distribution to Certificateholders, and will be allocated among the Class A Certificates and the Subordinate Certificates in proportion to the interest otherwise distributable or accrued thereon. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan and such shortfall will not be covered by the Insurance Instruments or under the Financial Guaranty Insurance Policy. See "Certain Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limits on Lenders-Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         The yield to maturity of the Class A Certificates will depend on the price paid by the holders of the Class A Certificates and the Pass-Through Rate. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Class A Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class A Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Certificates, see "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         As is the case with conventional, fixed interest rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable interest rate mortgage loans may be subject to a greater rate of principal prepayment due to their refinancing to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable interest rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed interest rate or other adjustable rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable interest rate mortgages to "lock in" a lower fixed interest rate or to take advantage of their availability of such other adjustable interest rate mortgage loans. A rising interest rate environmental may result in an increase in the rate of defaults on the Mortgage Loans.

         WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         CPR: CPR or Constant Prepayment Rate represents an assumed constant rate of prepayment each month relative to the then aggregate outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans included in the Trust Fund.

         For additional considerations relating to the yields on the Certificates, see "Yield, Prepayment and Maturity Considerations" in the Prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ___________ __, 199_ among the Depositor, the Master Servicer, and ____________________________, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to N. Dante LaRocca, DLJ Mortgage Acceptance Corp., 140 Broadway, New York, New York 10005.

         The Master Servicer has the right to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon the appointment of a successor master servicer reasonably acceptable to the Trustee and upon delivery to the Trustee of a letter from the Rating Agency that such resignation and appointment will not, in and of itself, result in a downgrading of the Certificates. The Master Servicer may not assign its obligations and duties under the Pooling and Servicing Agreement.

ASSIGNMENT OF MORTGAGE LOANS

         The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Certificate Registrar will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date, the scheduled monthly payment and the maturity date.

         As to each Mortgage Loan in the Mortgage Pool, the following documents are required to be delivered to the Trustee in accordance with the Pooling and Servicing Agreement: (i) the related original Mortgage Note endorsed without recourse to the Trustee, (ii) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such Mortgage sent for recording), (iii) an original assignment of the Mortgage in recordable form to the Trustee, (iv) the policies of title insurance issued with respect to each Mortgage Loan and (v) the originals of any assumption, modification, extension or guaranty agreements. The assignments to the Trustee in connection with each Mortgage Loan are required to be submitted for recording promptly after the Closing Date. The Trustee will review each Mortgage File within 90 days of the Closing Date, and if any such document is found to be defective in any material respect and the Seller does not cure such defect within 60 days of notice thereof from the Trustee the Seller will be obligated to purchase or substitute for the related Mortgage Loan from the Trust Fund within 90 days of such notice.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor shall assign to the Trustee for the benefit of the holders of the Certificates all of its right, title and interest to the representations and warranties made therein by the Seller, in respect of the origination of the related Mortgage Loans and the remedies provided for breach of such representations and warranties. The representations and warranties made by the Seller, with respect to the Mortgage Loans are similar to the representations and warranties summarized in the Prospectus under the caption "Loan Underwriting Procedures and Standards Representations and Warranties." Although such representations and warranties differ from those summarized in the Prospectus, they are generally similar in nature. Upon discovery by the Depositor, the Master Servicer or the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the party discovering such breach will promptly give written notice to such other parties. The Seller will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase or substitute for the Mortgage Loan.

         Neither the Depositor, the Master Servicer, the Trustee nor any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase or substitute for a Mortgage Loan if the Seller defaults on its obligation to repurchase or substitute for a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. Although the Subordination (as described herein) will not be available to support the Seller's obligations to repurchase or substitute for any Mortgage Loan, to the extent any such Mortgage Loan is not repurchased or substituted for by the Seller and losses occur on such Mortgage Loans, Subordination with respect to such Mortgage Loans will be available to the extent provided herein. To the extent that the Subordination is so utilized, such Subordination will be depleted more quickly than if such Mortgage Loans had been repurchased or substituted for by the Seller.

THE MASTER SERVICER

         __________________ (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a description of the Master Servicer, see "The Seller" herein.

         The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Master Servicer's servicing portfolio. The Master Servicer's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment which were originated or acquired by the Master Servicer's mortgage banking operations.


                                                    YEAR ENDED DECEMBER 31,
                                           ---------------------------------------
                                           1991    1992     1993    1994     1995
                                           ----    ----     ----    ----     ----
                                      (DOLLARS in millions, except average loan size)
Beginning servicing portfolio(1)...  $
Add:
   Loans originated or acquired....
   Bulk purchase of servicing......
Deduct:
   Sale of servicing rights........
Loans sold, servicing released.....
   Run-off(2)......................
Ending servicing portfolio(1)......
Number of loans serviced...........
Average loan size..................

---------------------

(1) Includes mortgage loans held for investment originated or acquired as part of the Master Servicer's mortgage banking operations which totalled $__________ at December 31, 1991, 1992, 1993, 1994 and 1995, respectively.
(2)  Includes amortization, prepayments and foreclosures.

         The following table sets forth certain information regarding the Master Servicer's delinquency statistics for its one- to-four family residential mortgage servicing portfolio for the periods presented (excluding mortgage loans held for sale or investment):

                                                               AT DECEMBER 31,
                          -----------------------------------------------------------------------------------------
                                  1992                    1993                  1994             AT JUNE 30, 1995
                          -------------------   ---------------------  ---------------------   --------------------
                                    Percent of             Percent of             Percent of             Percent of
                           Number   Servicing    Number    Servicing    Number     Servicing   Number    Servicing
                          of Loans  Portfolio   of Loans   Portfolio   of Loans    Portfolio   of Loans  Portfolio
                          --------  ---------   --------   ---------   --------    ---------   --------  ---------
Loans delinquent for:
         30-59 days......
         60-89 days......
90 days and over.........
                          --------  ---------   --------   ---------   --------    ---------   --------  ---------
Total delinquencies......
Foreclosures pending.....
                          --------  ---------   --------   ---------   --------    ---------   --------  ---------

                          ========  =========   ========   =========   ========    =========   ========  ==========

         There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Master Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. The Master Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Master Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Master Servicing Fees in respect of each Mortgage Loan will be ____% per annum of the outstanding principal balance of such Mortgage Loan. The Master Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to a subservicer. The Master Servicer is entitled to retain as additional servicing compensation any assumption and reconveyance fees, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Custodial Account or the Certificate Account. It is not anticipated that the Master Servicer will enter into any subservicing arrangements with respect to the Mortgage Loans. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Servicing of Loans-Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and subservicers and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

         Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 99% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class R Certificates) in proportion to their then outstanding Certificate Principal Balances, and 1% of all Voting Rights will be allocated among holders of the Class R Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Certificates in certain circumstances.

EVENTS OF DEFAULT

         Events of default ("Events of Default") under the Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for two Business Days after such failure of the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations two (2) Business Days after due.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may in each case by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000, to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreements-Rights Upon Event of Default" in the Prospectus.

LIMITATION ON RESIGNATION OF THE MASTER SERVICER

         The Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement only if such resignation, and the appointment of a successor reasonably acceptable to the Trustee, will not result in a downgrading of the ratings assigned to any Class of Certificates, or upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's responsibilities, liabilities, obligations and duties under the Pooling and Servicing Agreement.

TERMINATION

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and required to be paid to the Certificateholders pursuant to such Pooling and Servicing Agreement, following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the related Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust Fund by the Master Servicer when the aggregate principal balance of the Mortgage Loans equals __% or less of the aggregate principal balance as of the Cut-off Date, pursuant to a provision of the Agreement giving the Master Servicer the right to do so. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each outstanding Mortgage Loan (net of unreimbursed advances attributable to principal) as of the day of such repurchase plus accrued interest thereon at the Net Mortgage Rate to the first day of the month such repurchase price is distributed and (b) the appraised value of any property acquired in respect of any defaulted Mortgage Loan (but not more than the unpaid principal balance of that Mortgage Loan together with accrued interest at the applicable Net Mortgage Rate to the first day of the month of such purchase) less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The proceeds of any such distribution may not be sufficient to distribute the full amount to the Class A Certificates if the purchase price is based in part on the fair market appraised value of any underlying Mortgaged Property and such appraised value is less than 100% of the unpaid principal balance of the related Mortgage Loan. The exercise of the right to purchase the assets of the Trust Fund as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates of that series.

THE TRUSTEE

         _________________ will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Seller may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at ______________________________________________________ or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

         The Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

         The Trustee may, upon written notice to the Master Servicer, the Depositor and all Certificateholders, resign at any time, in which event the Master Servicer, will be obligated to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Any such successor Trustee must be approved by _______ and _________________. The Trustee may also be removed at any time by the Master Servicer, if the Trustee ceases to be eligible to continue as such as described above or if the Trustee becomes insolvent. Any removal or resignation of the Trustee and appointment of a successor Trustee as described above will not become effective until acceptance of appointment by the successor Trustee.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

[IF A REMIC]

         Upon the issuance of the Class A Certificates, Counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, the Class R Certificates will be the sole Class of "residual interests" in the REMIC and the Class A Certificates and the Subordinate Certificates will represent the "regular interests" in the REMIC and will be treated as debt instruments of the Trust Fund. See "Certain Federal Income Tax Consequences" in the Prospectus.

         For federal income tax reporting purposes, the Class A Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," "-Market Discount" and "-Premium" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the Class A Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be governed by some other method not yet set forth in regulations.

Prospective purchasers of the Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Class A Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, each class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described herein can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

         If the rules of the OID Regulations were applied literally to the Class A Certificates it appears that such rules would (i) require that the weighted average interest rate paid on such Certificates be modified and treated as if it were, prior to the first Adjustment Date of the Mortgage Loans, an adjustable rate based on the Index (plus or minus a fixed number of basis points) rather than a fixed rate, with the adjustable rate being such that the fair market value of the Certificates would not be affected by the substitution of the adjustable rate for the fixed rate, (ii) accrue original issue discount, if any, on such Certificates as so modified by assuming that the Index will remain constant in each accrual period for purposes of determining the constant yield to maturity of, and the cash flow projections on, such Certificates and (iii) make a positive (or negative) adjustment to interest income in any period in which the actual interest paid on such Certificates (including interest actually paid at a fixed rate prior to the first adjustment date of the Mortgage Loans) were greater or less than the interest assumed to be paid thereon (including the interest assumed to be paid thereon at an adjustable rate prior to the first Adjustment Date of the Mortgage Loans).

         The OID Regulations appear to permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Class A Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust Fund in preparing reports to the Certificateholders and the IRS. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         The Class A Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investment in REMIC Certificates" in the Prospectus.

         To the extent permitted by then applicable law, any "prohibited transactions tax," "contributions tax," tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund, which may reduce the amounts otherwise payable to holders of the Class A Certificates, to the extent any such tax exceeds amounts otherwise payable to holders of the Class B-1, Class B-2 and Class B-3 Certificates. See "Certain Federal Income Tax Consequences-REMICs-Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

[[GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         Upon the issuance of the offered Grantor Trust Certificates, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

                  GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         In the case of Grantor Trust Fractional Interest Certificates, subject to the discussion below with respect to Buydown Mortgage Loans, Counsel to the Depositor will deliver an opinion, in general, that Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C) of the Code; (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, Counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         [The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.]

                  GRANTOR TRUST STRIP CERTIFICATES

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         Holders of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages, the IRS has established certain "safe harbors." [The servicing fees paid with respect to the Mortgage Loans for the Grantor Trust Certificates are [not] higher than the "safe harbors" and, accordingly, may [not] constitute reasonable servicing compensation.]

         [IF STRIPPED BOND RULES APPLY

         The stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-Taxation of Owners Grantor Trust Fractional Interest Certificates-Market Discount." Under the stripped bond rules, the holder of a Grantor Trust

Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (See "-Sales of Grantor Trust Certificates") and the yield of such Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires, (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on those rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. (See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount"in the Prospectus.) It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders on the prepayment assumption of __% [CPR or SPA] (the "Prepayment Assumption") and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought at that price.

         Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). The interest payable on the Grantor Trust Fractional Interest Certificate [is [not] more than one percentage point lower than the gross interest rate payable on the Mortgage Loans. The original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is [not] less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, original issue discount or market discount will [not] be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "-Market Discount."]

                  [IF STRIPPED BOND RULES DO NOT APPLY

         Subject to the discussion below on original issue discount, [if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate,] the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," a combination of "qualified floating rates" or an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below market rate of interest or the acceleration or the deferral of interest payments.

         Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Grantor Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Grantor Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.]

                  [MARKET DISCOUNT

         A Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-REMICs Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, such market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans generally will be considered to exceed a de minimis amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply."

         Further, under the rules described in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Market Discount" in the Prospectus, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to origination dates of the Mortgage Loans.]

                  PREMIUM

         If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premiums allocable to Mortgage Loans for which an amortization election is not made should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

                  [TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will generally be applied. In addition, the discussion below is subject to the discussion under "-Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Certificate at the beginning of such month and the yield of such Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

                  POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments. As in the case of the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

         Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.]

                  SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided in
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the Seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus Supplement provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for the long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                  GRANTOR TRUST REPORTING

         The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

                  BACKUP WITHHOLDING

         In general, the rules described in "-REMICs-Backup Withholding" in the Prospectus will also apply to Grantor Trust Certificates.

                  FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular Certificates in "-REMICs-Foreign Investors in REMIC Certificates" in the Prospectus applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt from United States withholding tax under Section 871(h)(1) of the Code, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.]]

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and _______________ (the "Underwriter"), an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Class A Certificates.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Class A Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Class A Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates, before deducting expenses payable by the Depositor, will be approximately $___________ plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "The Pooling and Servicing Agreement-Reports to Certificateholders," which will include information as to the outstanding principal balance of the Class A Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds from the sale of the Class A Certificates against the purchase price of the Mortgage Loans.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Certificates that the Class A Certificates be rated "Aaa" by _________ ("_______") and "AAA" by ___________
("__________").

         The ratings of _______ on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required thereon. The ratings of _______ take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. The rating of _______ on the Class A Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

         Ratings by _______ address the structural, legal and issuer related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.

         The Depositor has not requested a rating on the Class A Certificates by any rating agency other than _______ and _______. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by _______ and __________.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of similar ratings on different securities.

                                LEGAL INVESTMENT

         The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by _______ and _______ and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.
         See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

         The U.S. Department of Labor has granted to the Underwriter an individual exemption (Prohibited Transaction Exemption _____) which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the excise taxes imposed by Section 4975(a) and (b) of the Code and 502(i) of ERISA, transactions relating to the purchase, sale and holding by employee benefit plans and other persons subject to ERISA and the Code ("Plans") of pass-through certificates underwritten by the Underwriter, provided that certain conditions are satisfied. In addition, other exemptions may possibly apply to a Plan's investment in Certificates.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion, Dated July 21, 1998

                                                                     [Version 2]

PROSPECTUS SUPPLEMENT
(To Prospectus Dated ____________, 19__)

                                $----------------

                          DLJ Mortgage Acceptance Corp.
                                     Company

                             DLJ MBN Trust 19__-___

                            [Name of Master Servicer]
                                 Master Servicer

                     Mortgage-Backed Notes, Series 19__-___

         The DLJ MBN Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between DLJ Mortgage Acceptance Corp. (the "Company") and __________________________, the Owner Trustee. The Issuer will issue $__________ aggregate principal amount of Mortgage- Backed Notes, Series 19__-____ (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the Indenture Trustee. The Issuer will also issue $__________ aggregate principal amount of the Issuer's Trust Certificates, Series 19__-____ (the "Certificates"). The Notes and the Certificates are collectively referred to herein as the "Securities". Only the Notes are offered hereby.

         The Notes will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists of adjustable-rate, conventional, residential, one- to four-family first lien mortgage loans (the "Mortgage Loans"). In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _______________ (the "Insurer") as described under "The Policy" herein.

         The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

         Payments of principal and interest on the Notes will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Notes at a floating rate (the "Bond Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Notes" herein.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE ___ IN THE ACCOMPANYING PROSPECTUS.

         It is a condition of the issuance of the Notes that they be rated "___" by ___________________ and "____" by ___________________.

         THE YIELD TO MATURITY ON THE NOTES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS AND REPURCHASES) ON THE MORTGAGE LOANS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         There is currently no secondary market for the Notes. _________________ (the "Underwriter") intends to make a secondary market in the Notes, but is not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

         THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, OR ANY OF THEIR AFFILIATES. NONE OF THE NOTES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $__________.

         The Notes are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Notes will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________, _______________, _________________] against payment therefor in immediately available funds.
                              [Name of Underwriter]

                         [Date of Prospectus Supplement]

         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer......................... The Notes will be issued by DLJ MBN Trust
                                19__-___, a Delaware business trust established pursuant to the Trust Agreement, dated as of ________ 1, 19__ between the Company and the Owner Trustee.

The Notes...................... $____________ Mortgage-Backed Notes, Series
                                19__-__. Only the Notes are offered hereby. The Notes will be issued pursuant to an Indenture, dated as of ________ 1, 19__ between the Issuer and ___________________, as Indenture Trustee.

Company........................ DLJ Mortgage Acceptance Corp. (the "Company").
                                See "The Company" in the Prospectus.

Master Servicer................ [Name of Master Servicer] (the "Master
                                Servicer"). See "[Name of Master Servicer]" in the Prospectus.

Owner Trustee.................. ------------------  ------------

Indenture Trustee.............. ------------------  ------------

Delivery Date.................. On or about ____________, 19__.

Payment Date................... The [______] day of each month (or, if such day is not a business day, the next business day), beginning on ___________________, 19__, (each, a
                                "Payment Date").

[Denominations and
Registration................... The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Notes will be offered in registered form, in minimum denominations of $______ and integral multiples of $_____ in excess thereof. The Book-Entry Notes will be represented by one or more Bond certificates registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein. See "Description of the Notes--Book Entry Notes" herein.]

The Mortgage Pool.............. The Mortgage Loans are secured by first liens on one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgage Loans have individual principal balances at origination of at least $______ but not more than $_________ with an average principal balance at origination of approximately $_________. The Mortgage Loans have terms to maturity of __ years from the date of origination and a weighted average remaining term to stated maturity of approximately ____ years and __ months as of the Cut-off Date. The Mortgage Rate on each Mortgage Loan will adjust semi-annually on its Adjustment Date (as defined herein), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Note Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 2% (the "Periodic Rate Cap"), (ii) over the life of such Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate Cap")), which maximum Mortgage Rates will range from ______% to ______% and (iii) with respect to approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, over the life of such Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Mortgage Loan at origination and the minimum Mortgage Rate on such Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor"). The minimum Mortgage Rates will range from _____% to ______% per annum. The Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than ______% per annum, as of the Cut-off Date. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Index...................... As of any Adjustment Date with respect to any
                                Mortgage Loan, the Index applicable to the determination of the related Mortgage Rate will be a rate equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco as most recently available 45 days prior to the Adjustment Date (the "Cost of Funds Index" or "Index").

Interest Payments ............. Interest on the Notes will be paid monthly on each Payment Date, commencing in 19__, at the Bond ------ Interest Rate for the related Interest Period (as defined below). The Bond Interest Rate for an Interest Period will be equal to LIBOR plus ___% as described herein under "Description of the Notes--Interest on the Notes." Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the date of initial issuance of the Notes (the "Closing Date") through the day preceding such Payment Date (each such period, an "Interest Period")) on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments ............ On any Payment Date, to the extent of funds available therefor, Bondholders will be entitled to receive principal payments generally equal to the amount, if any, necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target. In no event will principal payments on the Notes on any Payment Date exceed the Bond Principal Balance thereof on such date. On the Payment Date in __________, principal will be due and payable on the Notes in an amount equal to the Bond Principal Balance for such Payment Date.

                                The "Bond Principal Balance" of the Notes on any day is the initial balance thereof as of the Closing Date reduced by all payments of principal thereon as of such day.

P&I Collections................ All collections on the Mortgage Loans will be allocated by the Master Servicer in accordance with the terms of the Mortgage Loans between amounts collected in respect of interest and amounts collected in respect of principal. See "Description of the Servicing Agreement--P&I Collections" herein, which describes the calculation of the Interest Collections and the Principal Collections on the Mortgage Loans for the Collection Period related to each Payment Date.

                                With respect to any Payment Date, the portion of Principal Collections and Interest Collections that are distributable pursuant to the Servicing Agreement (together, the "P&I Collections") will equal (a) Interest Collections for such Payment Date and (b) Principal Collections for such Payment Date.

Outstanding Reserve
Amount......................... The distribution of the Additional Principal
                                Distribution Amount, if any, on the Mortgage
                                Loans will create the Outstanding Reserve
                                Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the Bond Principal Balance on such day (after giving effect to all distributions on such Payment
                                Date).

                                As of the Closing Date, the Reserve Amount
                                Target is equal to ___% of the Cut-Off Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed on such Payment Date will be reduced and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

Insurer........................ _______________. See "The Insurer" herein.

Policy......................... On the Closing Date, the Insurer will issue a
                                Policy in favor of the [Indenture Trustee on behalf of the Issuer]. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. The Policy will not guarantee payments on the Certificates. On each Payment Date, a draw will be made on the Policy to cover (a) any shortfall in amounts available to make payments of interest on the outstanding Bond Principal Balance of the Notes and (b) the amount, if any, [by which the Bond Principal Balance of the Notes exceeds the Pool Balance at the end of the related Collection Period]. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in ____________ (after giving effect to all other amounts distributable and allocable to principal on such Payment Date). See "The Policy" herein and "Description of Credit Enhancement" in the Prospectus.

The Certificates............... $________ Trust Certificates, Series 19__-__.
                                The Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Issuer. The Certificates are not offered hereby.

Final Payment of Principal on
 the Notes..................... The Notes will be payable in full on _________.
                                In addition, the Issuer will pay the Notes in full upon the exercise by the [Master Servicer] of its option to purchase all Mortgage Loans and all property acquired in respect of such Mortgage Loans. See "The
                                Agreements--Termination; Redemption of Notes" in the Prospectus.

Federal Income Tax
 Consequences.................. In the opinion of Tax Counsel (as defined in the
                                Prospectus), for federal income tax purposes, the Notes will be characterized as indebtedness of the Issuer and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                                For further information regarding certain federal income tax consequences of an investment in the Notes see "Federal Income Tax Consequences" herein and "Federal

                                Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment............... So long as the Notes are rated in the top two rating agencies, the Notes will constitute
                                "mortgage related securities" for purposes of SMMEA. See "Legal Investment Considerations" herein.

Rating......................... It is a condition to the issuance of the Notes that they be rated "____" by and "____" by (each a --------- ------------- "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                 [RISK FACTORS]

         [Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Notes:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:

DELINQUENCIES AND POTENTIAL DELINQUENCIES

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Delinquent Mortgage Loans") as of the Cut-off Date. Prospective investors in the Notes should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), had a first Monthly Payment due on or before ______ _, 19__, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date.

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

         In addition, ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange County, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.]


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $____________. The Mortgage Loans will consist of conventional, adjustable-rate, fully-amortizing, first lien Mortgage Loans with terms to maturity of not more than ___ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from _______________ and ________________ (the "Sellers"). The Sellers will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Bondholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Notes--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately _______% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a

Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, The Wall Street Journal and USA Today.

         Listed below are the historical values of the Cost of Funds Index since 19___. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                                          COST OF FUNDS INDEX

Month                  19__     19__     19__      19__      19__      19__      19__      19__
=====                 =====    =====    ======    ======    ======    ======    =====     =====
January............
February...........
March..............
April..............
May................
June...............
July...............
August.............
September..........
October............
November...........
December...........

         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans...........................
Mortgage Rates:
         Weighted Average..........................
         Range.....................................
Range of Net Mortgage Rates........................
Note Margins:
         Weighted Average..........................
         Range.....................................
Maximum Mortgage Rates:
         Weighted Average..........................
         Range.....................................
Maximum Net Mortgage Rates (1):
         Weighted Average..........................
         Range.....................................
Weighted Average Months to Next Adjustment Date after ____________, 19__ (2)...

=====
(1) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(2) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following _____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

                  The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $__________.

                  None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________, ____. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately ____ years and __ months. The weighted average Adjustment Date of the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is ____________, 19__.

                  Approximately _____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ____% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately _____%.

                  At least _____% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

                  Approximately _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

                  No more than _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ____% will be secured by Mortgaged Properties located in any one zip code area outside California.

                  No more than _____% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to- Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately ______%. Approximately ____% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

                  No Mortgage Loan provides for deferred interest or negative amortization.

                  Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately ____% and no more than approximately ____% of such Mortgage

          Loans will be secured by Mortgaged Properties located in California. See "Servicing Agreement--The Master Servicer" herein.

                  No more than ____% of the Mortgage Loans will be secured by vacation or second homes. No more than ____% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

                  None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

              The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.

       MONTH OF             NUMBER OF          AGGREGATE          PERCENTAGE OF
    ADJUSTMENT DATE      MORTGAGE LOANS    PRINCIPAL BALANCE      MORTGAGE POOL
    ===============      ==============    =================      =============

      Total........

         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.

                                                                                 WEIGHTED
                                                                                  AVERAGE
                                           NUMBER                   WEIGHTED     ORIGINAL
                                             OF       AGGREGATE      AVERAGE     LOAN-TO-
                                          MORTGAGE    PRINCIPAL     MORTGAGE       VALUE
PRINCIPAL BALANCE                          LOANS       BALANCE        RATE         RATIO
-----------------                          -----       -------        ----         -----






Total, Average or Weighted Average....    _______    $____________   _______%    _______%

         [Specific information with respect to the Mortgage Loans will be available to purchasers of the Notes on or before the time of issuance of such Notes. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

UNDERWRITING

         [Underwriting standards as appropriate.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

         Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Sellers that were originated as of the date three months prior to the date indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.

                                         AT DECEMBER 31, 19__           AT DECEMBER 31, 19__
                                         --------------------           --------------------
                                          NUMBER      PRINCIPAL        NUMBER         PRINCIPAL
                                         OF LOANS       AMOUNT        OF LOANS         AMOUNT
                                         --------       ------        --------         ------
                                                         (DOLLARS IN THOUSANDS)

Total Loans Outstanding............                    $                               $

DELINQUENCY(1)
   Period of Delinquency:
       31-60 Days..................                    $                               $
       61-90 Days..................
       91-120 Days or More.........              _          _____        __                     _

   Total Delinquencies.............                    $                               $
                                               ===     =    =====        ==            =    =====

Delinquencies as a Percentage of
Total Loans Outstanding............             %               %         %                     %


                                         AT DECEMBER 31, 19__           AT DECEMBER 31, 19__
                                         --------------------           --------------------
                                        NUMBER        PRINCIPAL        NUMBER         PRINCIPAL
                                       OF LOANS         AMOUNT        OF LOANS         AMOUNT
                                       --------         ------        --------         ------
                                                         (DOLLARS IN THOUSANDS)
FORBEARANCE LOANS(2).................                  $                               $
Forbearance Loans as a
Percentage of Total Loans
Outstanding..........................                  %               %

FORECLOSURES PENDING(3)..............                  $                               $
Foreclosures Pending as a
Percentage of Total Loans
Outstanding..........................   %              %               %               %

BANKRUPTCIES PENDING(4)..............                  $                               $
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding..........................   %              %               %               %

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending..............................                  $                               $

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending as a Percentage of Total
Loans Outstanding....................   %              %               %               %

REO PROPERTIES(5)....................                  $                               $
REO Properties as a
Percentage of Total Loans
Outstanding..........................   %              %               %               %

______________

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) For each of the Forbearance Loans, the Master Servicer has entered into a written forbearance agreement with the related mortgagor, based on the Master Servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the Master Servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller's that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

    The information set forth in the preceding paragraphs concerning ____ and __________ has been provided by [Names of Sellers].

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   THE ISSUER

GENERAL

         The DLJ MBN Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Company and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring the Mortgage Loans and the other assets of the Issuer and proceeds therefrom and pledging them to the Indenture Trustee,
(ii) issuing the Notes and the Certificates, (iii) making payments on the

Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

         _______________ is the Owner Trustee under the Trust Agreement.
__________________ is a [Delaware] banking corporation and its principal offices are located at ____________________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE INSURER

         [Insert Description of Insurer as Appropriate.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture dated as of ________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Company and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Notes are offered hereby.

         The Notes will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable CutOff Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans and the Payment Account (excluding net earnings thereon); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Notes will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Securities" below.

BOOK-ENTRY SECURITIES

         General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the related Book-Entry Securities, it is anticipated that the only registered Bondholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Securities. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book- Entry Securities.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Securities--Form of Securities," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Securities as indicated on the records of DTC of the availability of Definitive Securities for their Book- Entry Securities. Upon surrender by DTC of the definitive certificates representing the Book-Entry Securities and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Securities as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Securities, see "Description of the Notes--Form of Notes" in the Prospectus.]

PAYMENTS

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Notes will be made to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Securities, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Notes having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

INTEREST ON THE NOTES

         Interest payments will be made on the Notes on each Payment Date at the Bond Rate for the related Interest Period. The "Bond Rate" for an Interest Period will generally equal the sum of [(a) LIBOR determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the Bond Rate on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Notes in respect of any Payment Date will accrue on the applicable Bond Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from P&I Collections [and with respect to the Notes, if necessary, from draws on the Policy.

         [On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Bond Principal

Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]

PRINCIPAL PAYMENTS ON THE NOTES

         On each Payment Date, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Notes in an amount equal to the Principal Collection Distribution Amount (as defined below) for such Payment Date, together with any Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Notes in amounts equal to the Bond Principal Balance on such Payment Date. In no event will principal payments on the Notes on any Payment Date exceed the Bond Principal Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

         The Master Servicer on behalf of the Issuer will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

                (i)        to the Notes, the sum of the following:

                           (a) as payment for the accrued interest due and any overdue accrued interest at the Bond Rate (as defined herein) on the Bond Principal Balance (as defined herein) of the Notes;

                           (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Bond Principal Balance of the Notes; and

                           (c) an additional amount to be applied to reduce the Bond Principal Balance (each such amount, a "Additional Principal Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

               (ii) to the Insurer, the aggregate of all payments, if any, made by the Insurer under the Policy [and any other amounts].

              (iii)        as payment for the premium for the Policy;

               (iv) to reimburse prior draws made on the Policy (with interest thereon);

                (v) any other amounts owed to the Insurer pursuant to the Insurance Agreement; and

               (vi) the remaining amount, if any, of the P&I Collections shall be allocated to the Certificates.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for such Payment Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the Cut-Off Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii)(b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Mortgage Loan for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         The "Bond Principal Balance" of the Notes on any day is the initial principal balance thereof as of the Closing Date, reduced by all payments of principal thereon as of such day.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Notes based on the amount of interest such Bond is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii), (iii) and
(vi) will constitute payments of principal.

         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, or
(iv) the aggregate of all draws under the Policy exceeds __________;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

OUTSTANDING RESERVE AMOUNT

         The distribution of the Additional Principal Distribution Amount, if any, to the Bondholders, will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceed the Bond Principal Balance on such day (after giving effect to all amounts payable and allocable to principal on the Notes that are applied to reduce the Bond Principal Balance on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, and payments are not made under the Policy, a Bondholder may incur a loss.

THE PAYING AGENT

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

MATURITY

         The Notes will be payable in full on ___________. In addition, the Issuer will pay the Notes in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Notes are paid in full together with all amounts due and owing to the Insurer.


                            DESCRIPTION OF THE POLICY

         On the Closing Date, the Insurer will issue the Policy in favor of the [Owner Trustee on behalf of the Issuer] pursuant to an insurance agreement (the "Insurance
Agreement")
between the Insurer, the Master Servicer and the Trustee. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the Bond Rate on the outstanding Bond Principal Balance of the Notes and (b) the amount (the "Guaranteed Principal Payment Amount"), if any, [by which the Bond Principal Balance of the Notes exceeds the sum of the Pool Balance at the end of the related Collection Period (after giving effect to all amounts paid and allocable to principal on the Notes that are applied to reduce the Bond Principal Balances on such Payment Date)]. Pursuant to the terms of [the Indenture], draws under the Policy in respect of the Guaranteed Principal Payment Amount will be paid on the Notes by the Indenture Trustee, as principal pro rata, based on the outstanding Bond Principal Balances thereof. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _____________ (after giving effect to all other amounts paid and allocable to principal on such Payment Date). In the absence of payments under the Policy, Bondholders will directly bear the credit and other risks associated with their investment to the extent such risks are not covered by overcollateralization. The Policy does not guarantee any payments to the Certificates.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the Notes will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof.

         In general, if a Bond is purchased at a premium over its face amount and payments of principal on such Bond occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount from its face amount and payments of principal on such Bond occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by overcollateralization or the Policy, losses resulting from default by Mortgagors may be allocated to the Notes. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

         [With respect to ___ Mortgage Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Mortgage Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

         With respect to the Mortgage Loans required minimum monthly payments are equal to [the amount of interest currently accruing thereon,] and therefore are not expected to significantly amortize the outstanding principal amounts of the Mortgage Loans prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Mortgage Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing mortgage loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of the Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

         There can be no assurance as to the rate of principal payments on the Mortgage Loans. The rate of principal payments may fluctuate substantially from time to time.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Issuer by the Company were or will be purchased by the Company from [Name of Master Servicer] (the "Seller") pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller has agreed to transfer to the Company the Initial Mortgage Loans. Pursuant to an assignment by the Company executed on the Closing Date, upon such transfer to the Company, the Initial Mortgage Loans will be transferred by the Company to the Issuer, as well as the Company's rights in, to and under the Purchase Agreement, which will include the right to purchase the Subsequent Mortgage Loans. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Company all of its right, title and interest in and to the Mortgage Loans, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"). The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Company, as provided in the Purchase Agreement.

         The Purchase Agreement will require that, within the time period specified therein, the Seller, acting at the Company's request, deliver to ____________________ (the "Custodian") (as the Issuer's agent for such purpose) the Mortgage Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

         The Seller will represent and warrant to the Company that, among other things, as of _________________, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

         The Seller will also represent and warrant to the Company, that, among other things, (a) the information with respect to the Initial Mortgage Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Company, the Seller was the sole owner and holder of the Initial Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Company, that, among other things, as of ______________, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid transfer and assignment to the Company of all right, title and interest of the Seller in and to the Initial Mortgage Loans and the proceeds thereof. Such representations and warranties will also be made by the Seller with respect to the Subsequent Mortgage Loans as of the date of transfer to the Issuer. The benefit of the representations and warranties made to the Company by the Seller in the Purchase Agreement will be assigned by the Company to the Issuer and by the Issuer to the Indenture Trustee in the Indenture.

         Within ____ days of the Closing Date, the Custodian will review or cause to be reviewed the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within ____ days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Transfer Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Defective Loan from the Trust Fund and the lien of the Indenture. The obligation of the Seller to remove a Defective Loan from the Trust Fund is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Bondholders against the Seller.

         With respect to any Mortgage Loan, the "Transfer Price" is equal to the Principal Balance of such Mortgage Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Defective Loan over the Principal Balance of such Eligible Substitute Loan.

         An "Eligible Substitute Loan" is a mortgage loan substituted by the Seller for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Loan, an aggregate Principal Balance), not in excess of the Principal Balance relating to such Defective Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Defective Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Defective Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

         In addition the Seller will be obligated to deposit the Transfer Price or substitute an Eligible Substitute Loan with respect to a Mortgage Loan as to which there is a breach of a representation or warranty in the Purchase Agreement.

         Mortgage Loans required to be removed from the Trust Fund as described in the preceding paragraphs are referred to as "Defective Loans."

                            ASSIGNMENT TO THE ISSUER

         The Master Servicer expressly acknowledges and consents to the Company's transfer of its rights relating to the Mortgage Loans and its obligation to pay for the Subsequent Mortgage Loans under the Purchase Agreement to the Issuer, the Issuer's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Master Servicer.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of ________ 1, 19__ between the Company and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

P&I COLLECTIONS

         The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date. The Custodial Account shall be an Eligible Account. On the _____ day of each month or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of P&I Collections to be included in funds available distribution to the Mortgage Loan for the related Payment Date.

         "Eligible Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes.

         On the Business Day prior to each Payment Date, the Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

              (i) to the Distribution Account, an amount equal to the P&I Collections for such Payment Date; and

              (ii) to pay to itself various reimbursement amounts and other amounts as provided in the Servicing Agreement.

         As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) Principal Collections for such date.

         All collections on the Mortgage Loans will generally be allocated between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest, reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Transfer Price for any Defective Loans. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds (as defined herein) allocated to principal and (ii) the principal portion of the Transfer Price for any Defective Loans and any Substitution Adjustment Amounts.

         As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date and in the case of the first Payment Date the period from the Cut-Off Date to ___________.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, minus all collections credited against the Principal Balance of such Mortgage Loan prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to mortgage loans.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 19__, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 19__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to the Indenture Trustee to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Servicing Agreement for the preceding calendar year and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or
(ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuer and the Indenture Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Notes and (c) such proposed successor servicer is reasonably acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Issuer for the Master Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Master Servicer will indemnify the Owner Trustee and the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Master Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to (a) deposit in the Custodial Account or Payment Account any deposit required to be made under the Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for three Business Days after the giving of written notice of such failure to the Master Servicer by the Issuer or Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Bondholders or the Insurer and continues unremedied for ____ days or ____ days, respectively, after the giving of written notice of such failure to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) any merger, consolidation, or combination with another entity and the surviving entity thereof or corporate successor is not rated at least investment grade by the Rating Agencies. Under the above circumstances, the Indenture Trustee with the consent of the Insurer or the Insurer may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Servicing Agreement. Under certain other circumstances, the Insurer with the consent of 51% of the outstanding principal amount of the Notes and the Certificates may terminate all the rights and obligations of the Master Servicer under the Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Master Servicer shall provide the Issuer, the Insurer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Insurer or the Insurer may terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement with respect to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution or other mortgage loan or mortgage loan servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $25,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Issuer and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The Servicing Agreement may be amended from time to time by the Master Servicer, the Issuer and the Indenture Trustee, [with the consent of the Insurer,] provided that the Rating Agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the Notes.

                          DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE TRUST FUND

         Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Notes.

REPORTS TO HOLDERS

         The Indenture Trustee will mail to each Holder of Notes, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes for each Payment Date, among other things:

              (i) the amount of principal, if any, payable on such Payment Date to Bondholders separately stating the portion thereof in respect of Liquidation Loss Amounts and Additional Principal Distribution Amount and stating the amount of any remaining Liquidation Loss Amounts;

              (ii) the amount of interest payable on such Payment Date to Bondholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

              (iii) the Bond Principal Balance of the Notes after giving effect to the payment of principal on such Payment Date;

              (iv) P&I Collections for the related Collection Period;

              (v) the aggregate Principal Balance of the Mortgage Loans as of last day of the related Collection Period;

              [(vi) the amount paid, if any, under the Policy separately stating the portion thereof included in (i) and (ii) above; and]

              (vii) the Outstanding Reserve Amount after giving effect to the payment of principal on the Notes on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Bondholder or

Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

         With the consent of both the holders of a majority of the outstanding Notes and the Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Insurer and without obtaining the consent of the Bondholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Notes [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

         The Notes will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Notes will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in the highest two rating categories by a Rating Agency. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Notes.

         The Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Company has been advised by the Underwriter that it presently intends to make a market in the Notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Company by [Thacher Proffitt & Wood], New York, New York and for the Underwriter by ________________, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Notes be rated "___" by _______________ and "___" by ___________________. The Company has not requested a rating on the Notes by any rating agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by ___________ and ___________________________. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                 _____________

                                TABLE OF CONTENTS
[To be updated]                                                           Page
                                                                          ----
                              Prospectus Supplement
Summary.................................................................. S-
Risk Factors............................................................. S-
Description of the Mortgage Pool......................................... S-
Servicing of the Mortgage Loans.......................................... S-
The Issuer............................................................... S-
The Owner Trustee........................................................ S-
Description of the Securities............................................ S-
Description of the Purchase
     Agreement........................................................... S-
Assignment to the Issuer................................................. S-
Description of the Servicing
     Agreement........................................................... S-
Description of the Indenture............................................. S-
Federal Income Tax Consequences.......................................... S-
ERISA Considerations..................................................... S-
Legal Investment......................................................... S-
Method of Distribution................................................... S-
Legal Matters............................................................ S-
Ratings.................................................................. S-

                                   Prospectus
Summary of Prospectus ......................................................
Risk Factors................................................................
The Mortgage Pools..........................................................
Servicing of Mortgage Loans.................................................
Description of Credit Enhancement...........................................
Purchase Obligations........................................................
Primary Mortgage Insurance, Hazard
  Insurance; Claims Thereunder..............................................
The Company.................................................................
The Agreements..............................................................
Yield Considerations........................................................
Maturity and Prepayment Considerations......................................
Certain Legal Aspects of Mortgage Loans.....................................
Federal Income Tax Consequences.............................................
State and Other Tax Consequences............................................
ERISA Considerations........................................................
Legal Investment Matters ...................................................
Use of Proceeds.............................................................
Methods of Distribution.....................................................
Legal Matters...............................................................
Financial Information.......................................................
Rating......................................................................
Index of Principal Definitions..............................................

                            DLJ MORTGAGE ACCEPTANCE
                                     CORP.


                                 DLJ MBN TRUST
                                    19__-__


                             $____________________

                             Mortgage-Backed Notes

                                 Series 19__-__








                                _______________

                             PROSPECTUS SUPPLEMENT
                                _______________



                     ______________________________________




                             ________________, 19__




                                 [UNDERWRITER]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



PROSPECTUS


                          DLJ MORTGAGE ACCEPTANCE CORP.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities") which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a "Series") by DLJ Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

         Each Certificate of a Series will evidence a beneficial ownership interest in a related trust (a "Trust Fund"), the assets of which have been deposited by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. Each Note of a Series will represent indebtedness of a Trust Fund, the assets of which have been deposited by the Depositor pursuant to a Sale and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer or pursuant to an Indenture executed by the Issuer and the Trustee for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, Agency Securities, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other forms of credit support specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans and will have been acquired by the Depositor from one or more Sellers on or prior to the Closing Date. Some of the Mortgage Loans or Manufactured Home Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, balloon payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement, Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of a Manufactured Home. See "The Trust Funds" herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "Servicing of Loans" herein.

         Each Series of Securities will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the related Agreement may be divided into one or more Asset Groups and the Securities of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "Description of the Securities" herein.

         Distribution of principal and interest of the Securities of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Securities of the related Series. See "Description of the Securities" and "Yield, Prepayment and Maturity Considerations" herein.

         The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties, if any, set forth in the related Agreement as described herein or in the related Prospectus Supplement. See "The Agreements" herein.

         If specified in the related Prospectus Supplement, one or more separate elections may be made to treat certain assets of the Trust Fund for a Series of Certificates as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

         FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS," WHICH BEGINS ON PAGE 9.

                             ----------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES."

                             ----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Securities of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein.

         The Securities are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's website (http:\\www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund are required under the related Agreement to be forwarded to Securityholders. With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "The Agreements--Reports to Securityholders" herein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: DLJ Mortgage Acceptance Corp., 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: Paul Najarian.

                              SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Agreement executed by the Depositor, the Master Servicer and the Trustee as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the Glossary attached hereto.



SECURITIES OFFERED.....................The Mortgage Pass-Through Certificates
                                       (the "Certificates") or the
                                       Mortgage-Backed Notes (the "Notes", and
                                       together with the Certificates, the
                                       "Securities") are issuable from time to
                                       time in separate Series pursuant to
                                       separate Pooling and Servicing Agreements or separate Indentures, respectively. Each Certificate of a Series will evidence a beneficial ownership interest in, and each Note of a Series will represent indebtedness of the related Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement.

                                       The Certificates of a Series will
                                       evidence interests in, and the Notes of a Series will represent indebtedness of the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "Risk Factors" and "Credit Support" herein.

                                       Each Series of Securities will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Securities with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. With respect to any Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Unless otherwise specified in the related Prospectus Supplement, any Class of Securities of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories. See "Description of the Securities--General," "Credit
                                       Support--Subordinated Securities" and
                                       "Risk Factors" herein.

DEPOSITOR..............................DLJ Mortgage Acceptance Corp., a Delaware
                                       corporation (the "Depositor"), is a
                                       limited purpose corporation organized
                                       primarily for the purpose of investing in the Mortgage Assets for each Trust Fund. All of the outstanding capital stock of the Depositor is owned by Donaldson, Lufkin & Jenrette, Inc. See "The Depositor."

MASTER SERVICER........................The entity named as Master Servicer in the related Prospectus Supplement. See
                                       "The Agreements."

ISSUER.................................With respect to each Series of Notes, the issuer (the "Issuer") will be the
                                       Depositor or an owner trust established
                                       by it for the purpose of issuing such
                                       Series of Notes. Each such owner trust
                                       will be created pursuant to a trust
                                       agreement (the "Owner Trust Agreement")
                                       between the Depositor, acting as
                                       depositor and the owner trustee (the
                                       "Owner Trustee"). Each Series of Notes
                                       will represent indebtedness of the Issuer and will be issued pursuant to an indenture (the "Indenture") between the Issuer and the Trustee whereby the Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. As to each Series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the "Equity Certificates") issued under the Owner Trust Agreement. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Notes, except as described herein under "Credit Support" and in the related Prospectus Supplement.

TRUSTEES...............................The Trustee or Indenture Trustee (each, the "Trustee") with respect to each
                                       Series of Certificates and each Series of Notes, respectively, will be specified in the related Prospectus Supplement. The Owner Trustee with respect to each Series of Notes will be specified in the related Prospectus Supplement.

INTEREST DISTRIBUTIONS.................Interest Distributions on the Securities
                                       of a Series will be made from amounts
                                       available therefor in the related
                                       Certificate Account on each Distribution
                                       Date at the applicable security interest rate (a "Security Interest Rate") specified in (or, with respect to Floating Interest Securities, determined in the manner set forth in) the related Prospectus Supplement. The Security Interest Rate of each Security offered hereby will be stated in the related Prospectus Supplement as the
                                       "Pass-Through Rate" with respect to a
                                       Series of a single Class of Certificates, the "Certificate Rate" with respect to a Multiple Class Series of Certificates and the "Note Interest Rate" with respect to any Series of Notes. The Security Interest Rate on Securities of a Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

                                       Principal Weighted Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

                                       Compound Interest Securities will not
                                       receive distributions of interest but
                                       interest accruing with respect to the
                                       principal balance of such compound
                                       Interest Securities will be added to such principal balance on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Securities will be made on the basis of their Compound Value.

                                       A Multiple Class Series may include one
                                       or more Classes of Floating Interest
                                       Securities. With respect to any such
                                       Class of Floating Interest Securities,
                                       the related Prospectus Supplement will
                                       set forth: (a) the initial Floating Rate
                                       (or manner of determining the initial
                                       Floating Rate); (b) the method by which
                                       the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and (d) the Maximum Floating Rate and the Minimum Floating Rate, if any. See "Description of the Securities" and "Yield, Prepayment and Maturity Considerations" herein.

PRINCIPAL DISTRIBUTIONS................Principal distributions on the Securities of a Series will be made from amounts
                                       available therefor in the related
                                       Certificate Account on each Distribution
                                       Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

                                       Interest Weighted Securities may not be
                                       entitled to any principal distributions
                                       or may be entitled to receive only
                                       nominal principal distributions.

                                       See "Description of the Securities" and
                                       "Yield, Prepayment and Maturity
                                       Considerations" herein.

FUNDING ACCOUNT........................If so specified in the related Prospectus
                                       Supplement, a portion of the proceeds of the sale of one or more Classes of Securities of a Series or a portion of collections on the Loans in respect of principal may be deposited in a segregated account to be applied to acquire additional Loans, subject to the limitations set forth herein under "Description of the Securities--Funding Account." Monies on deposit in the Funding Account and not applied to acquire such additional Loans within the time set forth in the related Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.

OPTIONAL TERMINATION...................If so specified in the related Prospectus
                                       Supplement, the Depositor, the Master
                                       Servicer, or such other entity that is
                                       specified in the related Prospectus
                                       Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See "Description of the Securities--Optional Termination."

THE TRUST FUND.........................The Trust Fund for a Series will consist of Private Mortgage-Backed Securities,
                                       Agency Securities, Mortgage Loans or
                                       participation interests therein,
                                       Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans.") If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Securities of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various forms of credit support, all as specified in the related Prospectus. See "The Trust Funds--Collection Account and Certificate Account" and "Credit Support" and "Description of Mortgage and Other Insurance" herein.

CREDIT SUPPORT.........................Credit support in the form of reserve funds, subordination,
                                       overcollateralization, insurance
                                       policies, letters of credit or other
                                       types of credit support may be provided
                                       with respect to the Mortgage Assets or
                                       with respect to one or more Classes of
                                       Securities of a Series. If the Mortgage
                                       Assets are divided into separate Asset
                                       Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. With respect to any Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

                                       The type, characteristics and amount of
                                       credit support will be determined based
                                       on the characteristics of the Loans
                                       underlying or comprising the Mortgage
                                       Assets and other factors and will be
                                       established on the basis of requirements of each Rating Agency rating the Securities of such Series. The protection against losses provided by such credit support will be limited. See "Credit Support" and "Risk Factors" herein.

SERVICING OF LOANS.....................The Master Servicer identified in the related Prospectus Supplement will
                                       service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Sub-Servicing
                                       Agreements") entered into between the
                                       Master Servicer and such Servicers.
                                       Unless otherwise specified in the related
                                       Prospectus Supplement, the Master
                                       Servicer and each Servicer must be
                                       approved by either FNMA or FHLMC as a
                                       seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its Sub-Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other forms of credit support). See "Servicing of Loans."

FEDERAL INCOME TAX CONSIDERATIONS......If an election is made for treatment of the Trust Fund, or certain assets of the Trust Fund, as a REMIC or as REMICs under the Internal Revenue Code of 1986 (the "Code"), one or more Classes of Certificates will be REMIC "Regular Interests" and one Class will be REMIC "Residual Interests" in the related REMIC. If a REMIC election will not be made for a Trust Fund or certain assets of a Trust Fund, the federal income consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement if such Certificates are offered thereby. Each Series of Notes offered hereby will represent indebtedness for federal income tax purposes.

                                       Investors are advised to consult their
                                       tax advisors and to review "Certain
                                       Federal Income Tax Considerations" herein and in the related Prospectus Supplement. See "Certain Federal Income Tax Considerations."

ERISA CONSIDERATIONS...................A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                       Security Act of 1974, as amended
                                       ("ERISA"), or the Code should carefully
                                       review with its own legal advisors
                                       whether the purchase or holding of
                                       Securities could give rise to a
                                       transaction prohibited or otherwise
                                       impermissible under ERISA or the Code.
                                       See "ERISA Considerations."

LEGAL INVESTMENT.......................At the date of issuance, as to each
                                       Series, it will be a requirement for
                                       issuance of any Series that the
                                       Securities offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Securities of each Series offered by this Prospectus and such Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by at least one Rating Agency in one of its two highest categories and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment."

USE OF PROCEEDS........................The Depositor will use the net proceeds from the sale of each Series for one or
                                       more of the following purposes: (i) to
                                       purchase the related Mortgage Assets,
                                       (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Depositor of such Mortgage Assets. See "Use of Proceeds."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with an investment in the Securities.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with a sufficient level of liquidity or will continue for the life of the Securities. Donaldson, Lufkin & Jenrette Securities Corporation (or one or more of its affiliates) intends to make a secondary market in the Securities, but has no obligation to do so. In addition, the market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Securityholders have no optional redemption rights. The Securities will not be listed on any securities exchange.

YIELD, PREPAYMENT AND MATURITY

         The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing mortgage market interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general, if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Securityholder of such Class could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Security at a significant premium might fail to recoup its initial investment. See "Yield, Prepayment and Maturity Considerations."

CREDIT SUPPORT LIMITATIONS

         The amount, type and nature of insurance policies, subordination, overcollateralization, Financial Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination, overcollateralization or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

         In addition, if distributions in reduction of the principal balance of Securities of a Multiple Class Series are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of losses covered by credit support may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later-maturing Classes.

         The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letter of credit or other third-party credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such reserve funds and payments under such insurance policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letter of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Financial Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Securities may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "Description of the Securities," "The Trust Funds" and "Credit Support."

CERTAIN LOANS AND MORTGAGED PROPERTY

         Reliable prepayment, loss and foreclosure statistics relating to certain types of Loans may not be available for a Series. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "Loan Underwriting Procedures and Standards" and "Credit Support." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed the amount of credit support, the Trust Fund may experience a loss. Furthermore, Multifamily Loans, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of subordination or other credit support, the Trust Fund may experience a loss. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" and "Credit Support."

LIMITED OBLIGATIONS AND ASSETS OF DEPOSITOR

         Unless otherwise set forth in the Prospectus Supplement for a Series of Securities, the Trust Fund for a Series will be the only available source of funds to make distributions on the Securities of such Series. The only obligations of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties, if any, in the related Agreement. See "The Agreements--Assignment of Mortgage Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "The Depositor."



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INABILITY OF TRUSTEE TO LIQUIDATE THE COLLATERAL SECURING THE NOTES

         Although the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of a Series may declare the principal amount of all the Notes of such Series to be due and payable immediately if an Event of Default occurs and is continuing under the related Indenture, there is no assurance that the market value of the related collateral will at any time be equal to or greater than the aggregate outstanding amount of the related Notes. Therefore, upon an Event of Default with respect to the related Notes, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the applicable Certificate Account. Therefore, the failure to pay principal on a class of the related Notes may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

SUMMARY OF ERISA CONSIDERATIONS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA Considerations" herein and in the related Prospectus Supplement.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL INTERESTS

         Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC regardless of the amount or timing of their receipt of cash payments as described in "Certain Federal Income Tax Considerations--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder which (i) will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the related REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be negative or significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in Series. Each Series of Certificates will be issued pursuant to separate Pooling and Servicing Agreements among the Depositor, the Master Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. Each Series of Notes will be issued pursuant to separate Indentures between the related Issuer and the Trustee for the related Series identified in the related Prospectus Supplement. The Trust Fund for each Series of Notes will be created pursuant to an Owner Trust Agreement between the Depositor and the Owner Trustee. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the

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



Agreements and the Prospectus Supplement relating to each Series. When particular provisions or terms used in each Agreement are referred to, such provisions or terms shall be as specified in such Agreement.

         Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Floating Interest Securities, Interest Weighted Securities or Principal Weighted Securities. A Series may also include one or more Classes of Subordinate Securities. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Securities will be offered hereby or by such Prospectus Supplement only if rated by a Rating Agency in at least its fourth highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Securities of each separate Class will evidence beneficial ownership of, or be secured by, each corresponding Asset Group.

         The Securities for each Series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related Prospectus Supplement. The transfer of the Securities may be registered, and the Securities may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

         GENERAL. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Securities will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

         Distributions of interest on Securities which receive interest will be made periodically at the intervals and at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined in the manner described in the related Prospectus Supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

         Distributions of principal of and interest on Securities of a Series will be made by check mailed to Securityholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the security register (the "Security Register"), except that (a) distributions may be made by wire transfer in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Security will be made only upon presentation and surrender of such Security at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the Securities of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein. With respect to each Series of Certificates or Notes, the Security Register will be referred to as the "Certificate Register" or "Note Register", respectively.

         With respect to reports to be furnished to Securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

         SINGLE CLASS SERIES. With respect to a Series other than a Multiple Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Security in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Security Interest Rate of the Securities of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Security Interest Rate on the Securities of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Security Interest Rate on the Securities of the related Series may also reflect such caps.

         MULTIPLE CLASS SERIES. Each Security of a Multiple Class Series will have a principal amount or a notional amount and a specified Security Interest Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support."

         Interest on all Securities of a Multiple Class Series currently entitled to receive interest will be distributed on the Distribution Date specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate Securities" below and "Credit Support." Distributions of interest on a Class of Compound Interest Securities will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Securities will accrue and the amount of interest accrued on such Distribution Date will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Securities on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

         To the extent provided in the related Prospectus Supplement, the Securities of a Multiple Class Series may include one or more Classes of Floating Interest Securities. The Security Interest Rate of a Floating Interest Security will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Securities, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

         If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Securities within each Class. The method or formula for determining the Percentage Interest of a Security will be set forth in the related Prospectus Supplement.

         In the case of a Multiple Class Series, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof of each Class of Securities shall be as set forth in the related Prospectus Supplement. A Multiple Class Series may contain two or more classes of Securities as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Trust Fund.

         SUBORDINATE SECURITIES. One or more Classes of a Series may consist of Subordinate Securities. Subordinate Securities may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Securities may be limited as described in the related Prospectus Supplement. See "Credit Support." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Securities evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Securities will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency. With respect to any Series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Seller of additional Loans to the related Trust Fund after the Closing Date. Such additional Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Securities of the related Series or a portion of collections on the Loans in respect of principal will be deposited in such account to be released as additional Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, all amounts deposited in a Funding Account will be required to be invested in Eligible Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Loans will provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

OPTIONAL TERMINATION

         If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election or elections have been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "The Agreements--Termination."

BOOK-ENTRY REGISTRATION

         If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Security registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Securities (a "Securityowner") will be entitled to receive a Security issued in fully registered, certificated form (a "Definitive Security") representing such person's interest in the Securities except in the event that the book-entry system for the Securities is discontinued (as described below). Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder of the Securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered "Securityholders" or registered "Holders" under the related Agreement, and Securityowners will only be permitted to exercise the rights of Securityholders indirectly through DTC Participants. With respect to each Series of Certificates or Notes, Securityowners and Securityholders will be referred to as "Certificateowners" and "Certificateholders" or "Noteowners" and "Noteholders", respectively.

         DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

         Securityowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securityowner to pledge such owner's Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Security, may be limited. In addition, under a book-entry format, Securityowners may experience some delay in their receipt of principal and interest distributions with respect to the Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securityowners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Securities and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Securities. Participants and Indirect Participants with which Securityowners have accounts with respect to Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityowners. Accordingly, although Securityowners will not possess certificates or notes, the Rules provide a mechanism by which Securityowners will receive distributions and will be able to transfer their interests.

         The Depositor understands that DTC will take any action permitted to be taken by a Securityholder under the related Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or notes or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Securities to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

         DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities will be printed and delivered. In addition, the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Securities will be printed and delivered.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

         With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Securityholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Securityholders.

PRINCIPAL PREPAYMENTS

         With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid.

To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "Servicing of Loans--Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL BALANCE

         A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Security outstanding. The effect of such provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of such Securities to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Securities are determined or are deemed to reduce for purposes of calculating interest distributions on Securities of a Multiple Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

         If a Class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Securities. The Prospectus Supplement for a Series including such Securities will include a table showing the effect of various levels of prepayment on yields on such Securities. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

         If the applicable Agreement for a Series of Securities provides for a Funding Account or other means of funding the transfer of additional Loans to the related Trust Fund, as described under "Description of the Securities--Funding Account" herein, and the Trust Fund is unable to acquire such additional Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more Classes of Securities of such Series. See "Risk Factors--Yield, Prepayment and Maturity."

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series, if specified in the related Prospectus Supplement, will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Security Interest Rate on the Securities may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than assumed.

         Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

         Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to any level of CPR or SPA.

         The Prospectus Supplement for each Multiple Class Series may describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF LOAN. Multifamily Loans may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy- Down Loans included in any other mortgage pool or from conventional Fixed Rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics.

         In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Securities at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Maximum Mortgage Rates, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

         If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, the Servicer, the applicable Seller, the PMBS Servicer or another party, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related Series.

         Because of the payment terms of Balloon Loans, there is a risk that such Mortgage Loans, including Multifamily Loans and Additional Collateral Loans, that require Balloon Payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be the entire or a substantial amount of the original principal balance) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans, to sell the Mortgaged Property prior to the maturity of the Balloon Loan or to otherwise have sufficient funds to pay such Balloon Payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage market interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

         The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans.

         FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Securities who purchased their Securities at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

         DUE ON SALE CLAUSES. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. Whereas FHA Loans are assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS

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Servicer of Loans underlying Private Mortgage-Backed Securities and the Master
Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. Certain of the Multifamily Loans in a Trust Fund may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

         OPTIONAL TERMINATION. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "Description of the Securities--Optional Termination."


                                 THE TRUST FUNDS

GENERAL

         The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure, deed in lieu of foreclosure or repossession and certain proceeds from the disposition of any related Additional Collateral; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Sub-Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association); provided, that if so specified in the related Prospectus Supplement, certain of the items listed above may be held outside of the Trust Fund.

         To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Securityholders under the related Agreement.

         Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities, (b) Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein or (c) Agency Securities. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions from the Seller. Some of the Loans may have been originated by an affiliate of the Depositor. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "The Agreements--Assignment of Mortgage Assets."

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans,
(b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as a FHA mortgagee.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or Additional Collateral Loans, GEM Loans, GPM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agencies which initially assigned a rating to the Private Mortgage-Backed Securities.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans

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



(i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the note interest rate, pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities, (vi) the weighted average note interest rate, pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

THE AGENCY SECURITIES

         All of the Agency Securities will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

         The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust Fund (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust Fund.

         GNMA. GNMA is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages (i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA Certificates.

         GNMA CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each GNMA Certificate relating to a Series (which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except with respect to any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA

Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with FHLMC Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding FHLMC and FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         FHLMC CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each FHLMC Certificate relating to a Series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by FHLMC, except with respect to any stripped mortgage-backed securities issued by FHLMC. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, are secured by five or more family residential properties. The characteristics of any FHLMC Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FNMA. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 ET SEQ.). It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting FNMA and FNMA Certificates. Although the Secretary of the Treasury of the United States has authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FNMA CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each FNMA Certificate relating to a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA, except with respect to any stripped mortgage-backed securities issued by FNMA. Mortgage loans underlying FNMA Certificates will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any FNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

THE MORTGAGE LOANS

         The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be Additional Collateral Loans, GPM

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



Loans, GEM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "Yield, Prepayment and Maturity Considerations" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

         The Mortgaged Properties may include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "Certain Legal Aspects of Loans."

         If specified in the related Prospectus Supplement, certain of the mortgage pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because

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



the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

         If specified in the related Prospectus Supplement, a Trust Fund will contain Additional Collateral Loans. Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional Collateral for the Loans in a Trust Fund will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or junior liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a Trust Fund, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Trust Fund includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Securityholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Certain Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

         Additional Collateral Loans may include Nest Egg Mortgage Loans(sm). Such Mortgage Loans are interest-only Mortgage Loans for an initial period specified in the related Prospectus Supplement. If the related Mortgagor pledges an eligible life insurance policy as Additional Collateral after such initial period, the Mortgagor will continue to make interest-only payments with respect to the Mortgage Loan until the final scheduled payment on such Mortgage Loan, as described in the Prospectus Supplement.

         The percentage of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

         The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Securities. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

                  (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

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



                  (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

                  (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest; and

                  (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

         Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those purchased by the Depositor, either directly or through its affiliates, from a Seller or Sellers. The related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Trust Fund but were not selected for inclusion in such Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans to be included in a Trust Fund will be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related Series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Trust Fund composed of Mortgage Loans acquired by the Depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. Neither the Depositor nor any of its affiliates (other than the Seller, if applicable) will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller and no assurances are made as to any such Seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

         The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan at origination, plus in the case of a Mortgage Loan secured by a junior lien, the principal amount of the related Senior Lien, to the Appraised Value of such Mortgaged Property.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Buy-Down Loan is limited to 6% of the Appraised Value of the related Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled

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



Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Loans, (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date, (b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

         Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to four-family residential properties.

         Unless otherwise specified in the related Prospectus Supplement, ARMs will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Seller, the Servicer or the Master Servicer.

         ARMs have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Maximum Mortgage Rate") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Periodic Rate Cap"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

          If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

         The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, generally including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Maximum Mortgage Rates, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are Additional Collateral Loans, ARMs, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans, (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and (k) with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

         If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed, together with the related Pooling and Servicing Agreement, with respect to each Series of Certificates, or the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each Series of Notes, with the Commission within 15 days after the initial issuance of such Securities.

THE MANUFACTURED HOME LOANS

         The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

         The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). In addition, unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

                  (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

                  (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

                  (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

         The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan at origination to the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

         The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;
(g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

         If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

         Unless otherwise specified in the related Prospectus Supplement, a separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances (other than Advances deposited into the Certificate Account), the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the related Prospectus Supplement or related Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

         Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the Prospectus Supplement or the related Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

         A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Securityholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds and any draws on any Financial Guarantee Insurance for such Series will be deposited, pending distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer or the Trustee as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the related Agreement, will be available for remittance to the Securityholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Securityholders. See also "The Agreements--Certificate Account" herein.

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



OTHER FUNDS OR ACCOUNTS

         A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the value of a Multiple Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.


                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

         The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

         The Seller of the Loans (or other entity specified in the related Prospectus Supplement, which may be the originator) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

         Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Securities, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

         Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the FNMA and/or FHLMC.

         Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

         With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including

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



the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources.

         With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

         Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

         To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

         In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

         The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to

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



support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Loans" herein.

         With respect to the underwriting standards applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

         The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Loans" herein.

         No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

         To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Securities are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Securities of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity.
See "Yield, Prepayment and Maturity Considerations."


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REPRESENTATIONS AND WARRANTIES

         Unless otherwise specified in the related Prospectus Supplement or in the related Agreement, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, generally that: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from material damage and at least in adequate repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a primary mortgage insurance policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

         If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Seller had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.


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



         Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that materially and adversely affects the interest of the Securityholder in such Loan, the Seller (or other party as described in the Prospectus Supplement) will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements--Assignment of Mortgage Assets." See "Risk Factors--Limited Obligations and Assets of the Depositor." If the Seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the Prospectus Supplement. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.


                               SERVICING OF LOANS

GENERAL

         Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Sub-Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement or Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Securities which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

         The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement or Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Sub-Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

         The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement or Servicing Agreement for a Series and any applicable insurance policies and other forms of credit support, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related Mortgage or the lien on any related Additional Collateral. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related Series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an Eligible Account and the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

                        (i) All payments on account of principal, including prepayments, on such Loans;

                        (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement or Servicing Agreement;

                       (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ("Liquidation Expenses");

                        (iv) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid as described herein;

                         (v) All proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Seller or any other person pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement;

                        (vi) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement or Servicing Agreement; and

                       (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or Servicing Agreement.

         The Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement or Servicing Agreement, which generally will include the following, except as otherwise provided therein:

                  (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement or Servicing Agreement;

                  (ii) to reimburse itself for Advances, including amounts advanced in respect of taxes, insurance premiums or similar expenses as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances were made;

                  (iii) to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each Mortgage Loan;

                  (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related Pooling and Servicing Agreement or Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the related Pooling and Servicing Agreement or Servicing Agreement;

                  (v) to pay to itself or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement and not required to be distributed as of the date on which the related purchase price is determined;

                  (vi) to reimburse itself for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a Series with Senior Securities and Subordinate Securities, to certain limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement as described in the related Prospectus Supplement;

                  (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Presentation of Claims; Realization Upon Defaulted Loans";

                  (viii) to reimburse itself, the Trustee or the Depositor for certain other expenses incurred for which it, the Trustee or the Depositor is entitled to reimbursement or against which it, the Trustee or the Depositor is indemnified pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture;

                  (ix) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement; and

                  (x) to clear the Collection Account of amounts relating to the corresponding Loans in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement or Servicing Agreement.

SERVICING ACCOUNTS

         Unless otherwise specified in the related Prospectus Supplement, in those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will be an Eligible Account and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub- Servicing Agreement, to the extent not previously paid to or retained by it. In addition on each such date the Servicer will be required to remit to the Master Servicer any amount required to be advanced pursuant to the related Sub- Servicing Agreement, and the Servicer will also be required to the Master Servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

         With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Securityholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund.

         The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

         If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Securities of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Securities of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Securityholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

         With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

         GENERAL. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement. With respect to any Multiple Class Series, so long as the related Subordinate Securities remain outstanding and subject to certain limitations as described in the related Prospectus Supplement, such Advances by the Master Servicer may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Securities, if any.

         ADVANCES IN CONNECTION WITH PREPAID LOANS. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securityholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (less any related Servicing
Fees). Any such principal prepayment, together with a full Scheduled Payment of interest thereon (to the extent of such adjustment or advance), will be distributed to Securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan or at any time during the term of the Loan the Master Servicer or the related Servicer determines that the related Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended. The Pooling and Servicing Agreement or Servicing Agreement will obligate the Mortgagor to obtain and maintain all requisite flood insurance coverage at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the Master Servicer or Servicer to obtain and maintain such coverage at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

         SPECIAL HAZARD INSURANCE POLICY. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

         PRIMARY MORTGAGE INSURANCE. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

         Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

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



         FHA INSURANCE AND VA GUARANTEES. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

         The Prospectus Supplement will identify the pool insurer for the related Series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         BANKRUPTCY BOND. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

         The Master Servicer, on behalf of the Trustee and the Securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

         The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds

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



or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election or elections have been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of such collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the Master Servicer has obtained from the Internal Revenue Service (the "IRS") an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Servicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the Trustee on behalf of the Securityholders) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously.

         If any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

         As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Loans--Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

         Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related Series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

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



                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to additional servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans and as otherwise specified herein.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and Sellers and in the preparation of reports to Securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers and Sellers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

         The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Securityholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

         Unless otherwise provided in the Prospectus Supplement, the rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Securityholders of such Series.

EVIDENCE AS TO COMPLIANCE

         Each Pooling and Servicing Agreement and each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer, unless otherwise specified in the related Prospectus Supplement, to the effect that the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related Agreement throughout the preceding year or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, such statement shall include a description of such noncompliance or specify each such known default, as the case may be, and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Agreement.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a report to the Depositor and the Trustee stating the opinion of such firm that, unless otherwise specified in the related Prospectus Supplement, on the basis of an examination by such firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the Master Servicer regarding the Master Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Servicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to those Servicers which also have been the subject of such an examination.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the related Pooling and Servicing Agreement or Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the related Agreement.

         In the event of an Event of Default under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "The Agreements--Rights upon Events of Default" herein.


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



         Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement or Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to sell loans to and service mortgage loans for FNMA or FHLMC; (ii) has a net worth of not less than $10,000,000; (iii) is acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Securities; (iv) is reasonably acceptable to the Trustee; and (v) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor, will be under any liability to the related Trust Fund or the Securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any breach of warranty or representations made by such party under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that neither the Master Servicer nor the Depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer or the Depositor may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer or the Depositor will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).


                                 CREDIT SUPPORT

GENERAL

         For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, subordination created through overcollateralization, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, financial guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Securities of the related Series. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the Security Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, such losses will be borne by the Securityholders. If credit support is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support,
(b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and
(d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

         If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Subordinate Securityholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Securityholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Securityholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

         A Series may include a Class of Subordinate Securities entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Securityholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

         With respect to any Series which includes one or more Classes of Subordinate Securities, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Securities, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the related Prospectus Supplement.

         Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Securityholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, subordination may be provided by one or more Classes of Senior Securities through overcollateralization; i.e. by having a greater amount of aggregate principal balance of the Mortgage Assets for a Series than the aggregate principal balance of the Securities of such Series. Such subordination may exist on the Closing Date or may be effected through the allocation of interest payments on the Loans to reduce the principal balances of certain Classes of Securities.

         In a Series with overcollateralization, the allocation of losses to the Securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the Securities, and then such losses would be allocated to the Senior Securities only if the principal balance of the Mortgage Loans was reduced to less than the principal balance of the Senior Securities. If so specified in the related Prospectus Supplement, the level of overcollateralization required under the provisions of the related Pooling and Servicing Agreement or Indenture will be subject to various tests based primarily on the loss and delinquency experience of the related Mortgage Assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

         If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Securities evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

         Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.


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LETTER OF CREDIT

         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

FINANCIAL GUARANTEE INSURANCE

         Financial Guarantee Insurance, if any, with respect to a Series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

RESERVE FUNDS

         One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency rating such Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Securities, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.


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         Moneys deposited in any Reserve Funds will be invested in Eligible
Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.


                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

         The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

         GENERAL. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. Multifamily Loans will not be covered by a primary mortgage insurance policy, regardless of the related Loan-to-Value Ratio.

         A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Certain Legal Aspects of Loans" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

         To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Securityholders.

         PRIMARY MORTGAGE INSURANCE. While the terms and conditions of the primary mortgage insurance policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in primary mortgage insurance policies issued by other Primary Insurers, each primary mortgage insurance policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a primary

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



mortgage insurance policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
(iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         The Pooling and Servicing Agreement or Servicing Agreement for a Series generally will require that the Master Servicer or Servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent such coverage was in place on the Cut-off Date. In the event that the Depositor gains knowledge that, as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer or the Servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that such a policy is obtainable at a reasonable price.

         Any primary mortgage insurance or primary credit insurance policies relating to Loans secured by Manufactured Homes will be described in the related Prospectus Supplement.

         FHA INSURANCE AND VA GUARANTEES. The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse

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



the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

         The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and
(iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

         As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard

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



insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

         The original amount of coverage under the pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Loans" herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans--Advances and Limitations Thereon."

         MORTGAGE INSURANCE WITH RESPECT TO MANUFACTURED HOME LOANS. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

         STANDARD HAZARD INSURANCE POLICIES FOR MORTGAGE LOANS. The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement or Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement or Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance as described under "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."


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



         STANDARD HAZARD INSURANCE POLICIES FOR MANUFACTURED HOME LOANS. The terms of the Pooling and Servicing Agreement or Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Manufactured Home Loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Manufactured Home Loan, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Manufactured Home Loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a Manufactured Home's location was, at the time of origination of the related Manufactured Home Loan, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

         If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.


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BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

         If so specified in the related Prospectus Supplement, the Seller, the Depositor or the Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Seller, the Depositor or the Master Servicer.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Agreements. Where particular provisions or terms used in the related Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information

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contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

         ASSIGNMENT OF AGENCY SECURITIES. The Depositor will transfer, convey and assign to the Trustee (or its nominee or correspondent) all right, title and interest of the Depositor in the Agency Securities and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interest). The Depositor will cause the Agency Securities to be registered in the name of the Trustee (or its nominee or correspondent), and the Trustee will concurrently authenticate and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

         ASSIGNMENT OF MORTGAGE LOANS. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office), an assignment of the Mortgage in recordable form and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents as set forth in the related Agreement. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Securityholders.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Securities, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. As promptly as possible, the Depositor will cause such assignments to be so recorded, in which event, the related Agreement may require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Securityholders or the Trustee for the failure of a Mortgage Loan to be recorded.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage
Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Minimum Mortgage Rate, the Maximum Mortgage Rate, if any, and the Periodic Rate Cap; and whether the Mortgage Loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization.

         ASSIGNMENT OF MANUFACTURED HOME LOANS. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Securities to be assigned to the Trustee, together with principal and interest

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due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

         In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Securityholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Securityholders in the Manufactured Home Loans could be defeated. See "Certain Legal Aspects of Loans--Manufactured Home Loans."

         The Seller (or other party as described in the related Prospectus Supplement) will provide limited representations and warranties to the Depositor and the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Sub-Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" herein.

         ASSIGNMENT OF PARTICIPATION SECURITIES. The Depositor will cause any Participation Securities obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Security , which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Security. Each Participation Security will be identified in a "Participation Security Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Security. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation
Security: (i) that the information contained in the Participation Security
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Securities, the Depositor had good title to and was sole owner of the Participation Security; (iii) that there has been no other sale by it of such Participation Security and (iv) that such Participation Security is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).


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REPURCHASE AND SUBSTITUTION OF LOANS

         Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee, or Custodian on behalf of the Trustee, is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer or Seller does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer or Seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Seller or the Master Servicer was notified of the defect by the Depositor, the Master Servicer or the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Mortgage Rate.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election or elections are made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not result in a prohibited transactions tax under the Code or cause the Trust Fund to lose its status as a REMIC, or in the case of a Trust Fund consisting of two or more REMICs, that such substitution will not cause any such REMIC to lose its status as a REMIC.

         Any Qualified Substitute Mortgage Loan will have, unless otherwise specified in the related Prospectus Supplement, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Securityholders), (ii) an interest rate not lower than and not more than 1% of the interest rate of the Deleted Loan, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, and (v) comply with all of the representations and warranties set forth in the related Agreement as of the date of substitution. The related Agreement may include additional requirements relating to ARMs or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Securityholders or the Trustee for a material defect in a Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Seller (or other party as described in the related Prospectus Supplement) will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" above. If the related Seller (or other party) cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer, the Depositor or the Trustee of such breach, and if such breach is of a nature that materially and adversely affects interest of the Securityholders in such Loan, the Seller is obligated to cure, substitute or repurchase the affected Mortgage Loan if such Seller is required to do so under the applicable agreement.


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REPORTS TO SECURITYHOLDERS

         The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Agreement, among other things:

                         (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

                        (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

                       (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

                        (iv) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

                         (v) in the case of Floating Interest Securities, the Floating Rate applicable to the distribution being made;

                        (vi) if applicable, the number and aggregate principal balances of Loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the Determination Date to which such distribution relates;

                       (vii) if applicable, the book value of any REO Property acquired on behalf of Securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last Business Day of the calendar month preceding the Distribution Date to which such distribution relates;

                      (viii) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

                        (ix) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

                         (x) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

                        (xi) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

                       (xii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Securityholders is less than their required distribution, the amount of the shortfall;


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                      (xiii) the amount of any withdrawal from any applicable
         Reserve Fund included in amounts actually distributed to Securityholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

                        (xiv) such other information as specified in the related Agreement.

         With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively.

         In addition, within a reasonable period of time after the end of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Securityholder of record at any time during such calendar year a report summarizing the items provided to Securityholders as specified in the related Agreement to enable Securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the Securityholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

         The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America; (ii) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each Rating Agency; (iii) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States of America or of any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of such holding company) at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating; (iv) money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each Rating Agency; (v) repurchase obligations (the collateral of which is held by a third party or the Trustee) with respect to any security described in (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories; and (vi) such other investments which do not adversely affect the rating on the Securities of such Series as confirmed in writing by each Rating Agency.

         Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

         Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Securityholders of such Series.


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         Unless provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account will be property of the Trustee, the Master Servicer or a Servicer and not available for distributions to Securityholders. See "Servicing of Loans" herein.

EVENT OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

         POOLING AND SERVICING AGREEMENT AND SERVICING AGREEMENT. Events of Default under the Pooling and Servicing Agreement or Servicing Agreement for each Series of Certificates or Notes, respectively, generally include (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Securityholders (or distribution to Holders of the Equity Certificates with respect to a Series of Notes) of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the related Holders of Securities of such Series evidencing at least 25% of Voting Rights of the Securities for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Pooling and Servicing Agreement or Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the Holders of Securities of such Series evidencing at least 25% of the Voting Rights of the Securities and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default remains unremedied under the Pooling and Servicing Agreement or Servicing Agreement for a Series, the Trustee for such Series or Holders of Securities of such Series evidencing at least 51% of the aggregate outstanding principal amount of the Securities for such Series (the first 51% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement or Servicing Agreement and in and to the Mortgage Loans (other than its right as a Securityholder (or as Holder of the Equity Certificates with respect to a Series of Notes) under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement or Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Pooling and Servicing Agreement or Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 or such other amount as specified in the related Prospectus Supplement to act as a successor to the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement (unless otherwise set forth in the related Pooling and Servicing Agreement or Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity.

         No Securityholder of a Series, solely by virtue of such Holder's status as a Securityholder, will have any right under the Pooling and Servicing Agreement or Servicing Agreement for such Series to institute any proceeding with respect to the related Pooling and Servicing Agreement or Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing at least 25% of the aggregate outstanding principal amount of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

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         INDENTURE. Unless otherwise provided in the related Prospectus
Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note or Equity Certificates of such Series; (ii) failure to perform any other covenant of the Issuer in the Indenture which continues for a period of 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Compound Interest Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or Holder of an Equity Certificate of a Series, solely by virtue of such Holder's status as a Noteholder or Holder of an Equity Certificate, will have any right under an Owner Trust Agreement or Indenture for such Series to institute any proceeding with respect to such Agreement unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Notes or Equity Certificates of any class evidencing at least 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         [Pursuant to the terms of the Indenture, if an Event of Default occurs and is continuing, Senior Securityholders may be entitled to exercise certain rights of the Holders of the Securities, without the consent of

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Subordinate Securityholders, and the Subordinate Securityholders may exercise such rights only with the prior consent of the Senior Securityholders.]

THE OWNER TRUSTEE

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Owner Trustee for each Series of Notes will be set forth in the related Prospectus Supplement. The entity serving as Owner Trustee may have normal banking relationships with the Depositor or the Master Servicer.

THE TRUSTEE

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or Indenture relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Agreement.

DUTIES OF THE TRUSTEE

         The Trustee makes no representations as to the validity or sufficiency of any related Agreement, the Securities or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Master Servicer under the related Agreement.

         The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders in an Event of Default. See "Event of Default and Rights Upon Events of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The Trustee may, upon written notice to the Depositor, the Master Servicer and to all Securityholders; provided, that such resignation shall not be effective until a successor trustee is appointed. If no successor Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee; provided, that such the resigning Trustee shall not resign and be discharged until such time as the successor trustee is approved by each Rating Agency. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or Indenture, (ii) if the Trustee

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becomes insolvent, (iii) if a tax is imposed or threatened with respect to the
Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the related Agreement is located, or (iv) by the Holders of Securities evidencing at least 51% of the aggregate outstanding principal amount of the Securities in the Trust Fund upon notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT

         The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Securityholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Certificate Account will be an Eligible Account, and the funds held therein may be invested, pending disbursement to Securityholders of the related Series, pursuant to the terms of the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to itself or the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Securityholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Agreements.

EXPENSE RESERVE FUND

         If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENTS

         Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause
(iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series.

         Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 662/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election or elections have been made, for the related

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Trust Fund of a Series; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

         Notwithstanding the foregoing, if a REMIC election or elections have been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or any related REMIC or cause such Trust Fund or any such REMIC to fail to qualify as a REMIC.

         Unless otherwise specified in the Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may be amended by the parties thereto without the consent of any of the Noteholders covered by such Agreement
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Noteholder covered by the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may also be amended by the parties thereto with the consent of the Holders evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Noteholders of such Series; provided, however, that no such amendment may (i) reduce the amount of or delay the timing of, payments received on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such Class evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Notes affected thereby.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein. If specified in the related Prospectus Supplement, a provider of credit enhancement may be entitled to certain Voting Rights of the Securityholders.

REMIC ADMINISTRATOR

         With respect to any Multiple Class Series of Certificates as to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         The obligations created by the related Agreements for a Series will terminate upon the distribution to Securityholders of all amounts distributable to them pursuant to such Agreements after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer or the Depositor (or other party as specified in the Prospectus Supplement) from the Trustee for such Series of all Mortgage Loans at that time subject to the related Agreements and all property acquired in respect of any Mortgage Loan. The exercise of such right will effect early retirement of the Securities of such Series, but such right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the

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Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the related Agreements continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the related Agreements to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. See "Description of the Securities--Optional Termination" herein.


                         CERTAIN LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

         The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such times as the debt is repaid. The mortgagee's authority under a mortgage or a deed to secure debt and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage, the deed to secure debt, or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement or the filing of the financing statements related thereto in the appropriate recording office, or the taking of possession of the cooperative shares; depending on the law of the state where the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. Such a lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

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         Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

         TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the

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tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In case of foreclosure under either a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the

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junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING UPON COOPERATIVE LOAN SECURITY

         The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.


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         Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         The terms of the Cooperative Loans do not require either the tenant-stockholder or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the cooperative dwelling unit in the event of foreclosure.

                  In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of
         Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or a deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such

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election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

         With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, realization upon the additional collateral may be governed by the Uniform Commercial Code in effect under the law of the state applicable thereto. Some courts have interpreted the Uniform Commercial Code to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the Uniform Commercial Code does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws applicable thereto rather than by the Uniform Commercial Code, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the Uniform Commercial Code or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the other. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

         FOR COOPERATIVE LOANS. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.


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         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, with respect to any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject such mortgage loan to the cramdown provisions of Chapter 13.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, such tax liens may in certain circumstances provide priority over the lien on such additional collateral.

         Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgaged loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Loan Underwriting Procedures and Standards--Representations and Warranties."

         SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


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JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" herein.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Unless the Prospectus Supplement indicates otherwise, the Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have

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upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an

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existing junior lender is harmed or the mortgagor is additionally burdened.
Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

         ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.


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MANUFACTURED HOME LOANS

         SECURITY INTERESTS IN THE MANUFACTURED HOMES. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

         As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

         With respect to a Series of Securities evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Seller pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

         In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

         RELOCATION OF A MANUFACTURED HOME. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security

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interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for a registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

         INTERVENING LIENS. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Securityholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

         ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Anti-deficiency Legislation and Other Limitations on Lenders" above.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

         CONSUMER PROTECTION LAWS. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer

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Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

         TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

         In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-on-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-on-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

         FORMALDEHYDE LITIGATION. A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Loan secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Loan and may be unable to collect amounts still

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due under the Loan. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Loan for a breach of representation and warranty and (ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

         FORFEITURES IN DRUG AND RICO PROCEEDINGS. Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before the commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates and Notes offered hereunder where Thacher Proffitt & Wood, Brown & Wood LLP or Stroock & Stroock & Lavan LLP is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter "Counsel to the Depositor"). This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return.

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Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         The following discussion addresses securities of two general types: (i) certificates (the "REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) notes (the "Notes") representing indebtedness of the Issuer for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made with respect to a Series of Certificates, will identify all "regular interests" and "residual interests" in the REMIC.

REMICS

         As to each Series of Certificates, unless otherwise disclosed in the related Prospectus Supplement, the Trustee will covenant to elect to have treated the Trust Fund, or a portion thereof, as one or more REMICs. The Prospectus Supplement for each Series of Certificates will identify all Certificates representing "regular interests" and the "residual interest" in each such REMIC. If a REMIC election or elections will not be made for a Trust Fund or certain assets of a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement if such Certificates are offered thereby. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

         CLASSIFICATION OF REMICS

         Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions.


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         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Loans, payments on Loans (including temporary investments of such proceeds) held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Loans for purposes of all the foregoing sections. In addition, in some instances Loans (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Loans not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Loans (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations do provide, however, that payments on Loans held pending distribution are considered part of the Loans for purposes of Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES

         For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


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         ORIGINAL ISSUE DISCOUNT

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Loans held by, or Loans underlying Mortgage Assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.


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         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued, and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate

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on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such certificate.

         MARKET DISCOUNT

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

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         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to recently finalized bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating such Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules presumably will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


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TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

GENERAL

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the Holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive activity losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or

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



reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by amortization of any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Loans, bad debt losses with respect to the Loans and, except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Loans or other property will equal the fair market value of such interests in the Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Loans with market discount that it holds.

         A Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Loans. Premium on any Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Loan originated on or before September 27, 1985. Instead, premium on such a Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner

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analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."


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         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

         Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of
Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. A similar rule will apply with respect to regulated investment companies, common trust funds and certain cooperatives.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess

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



inclusions, and (2) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES

         On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable

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



year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the

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rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Loan, the receipt of income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS.

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's

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organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION AND LIQUIDATION

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.


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         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to certain trusts and individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot

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be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All holders that are non-United States persons should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999. For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

NOTES

         On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each Series of Notes, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.


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         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will NOT constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will NOT constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will NOT be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

         ERISA imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"; Tax-Favored Plans and ERISA Plans, collectively, "Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "Plan Assets", Plans and persons ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Code; collectively, "Parties In Interest") who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

         PLAN ASSET REGULATIONS. Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the underlying Mortgage Assets and other assets included in the Trust Fund are deemed to be assets of the Plan. The U.S.

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Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R.
ss.2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. In addition to several exceptions not applicable to an entity like the Trust Fund, a Plan's Assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if Benefit Plan Investors (I.E., Plans and certain employee benefit plans not subject to ERISA) do not own 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the applicable Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan.

         Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Servicer, any sub-servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such Agency Securities included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such Agency Securities would not be treated as assets of such Plans. Private Mortgage Backed Securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion herein and in the related Prospectus Supplement before purchasing any such Certificates.

         PROHIBITED TRANSACTION EXEMPTION. The DOL has granted to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") an individual prohibited transaction exemption, as amended (Prohibited Transaction Exemption 90-83, the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage pass-through securities underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes
(a) DLJ, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJ and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities. "Securities" potentially covered by the Exemptions would include Certificates, Notes that are treated as "equity interests" under the Plan Asset Regulations, and interests issued by a Trust Fund that elects to be treated as a REMIC or FASIT.


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



         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same Trust Fund. Third, the Securities at the time of acquisition by or with Plan Assets must be rated in one of the three highest generic rating categories by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Master Servicer, any Servicer, any subservicer, the Trustee and any obligor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that a Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of a type that have been included in other investment pools; (ii) securities in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the Plan's acquisition of Securities; and (iii) securities in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

         A fiduciary of any Plan or other investor of Plan Assets contemplating purchasing a Certificate or Note must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate or Note.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of Securities by Plans or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a Certificate or Note by a Plan or with Plan Assets of an "Excluded Plan" (as hereinafter defined) by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of Securities in the secondary market by a Plan or an entity investing Plan Assets and (iii) the holding of Securities by a Plan or an entity investing Plan Assets.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by

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Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the ownership of Securities by a Plan or the investment of Plan Assets in Securities.

         On July 21, 1997, the DOL amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using Funding Accounts for trusts issuing pass-through certificates. With respect to the Securities, the amendment generally allows Mortgage Loans supporting payments to Securityholders, and having a value equal to no more than 25% of the total principal amount of the Securities being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must be less than or equal to 25%;

                  (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

                  (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

                  (5) in order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to those of the Original Mortgage Loans:

                           (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                           (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Securities, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

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



                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                  (7) amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in certain permitted investments:

                  (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period; and

                  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Securityholders of the Trust Fund, including employee benefit plans subject to ERISA.

         Before purchasing a Certificate or Note, a fiduciary of a Plan or other investor of Plan Assets should itself confirm (a) that the Securities constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities by or with Plan Assets.

         Any fiduciary or other Plan investor which proposes to purchase Securities on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Securities evidencing interests in Trust Funds which include Cooperative Loans and may not provide exemptive relief for Securities having certain cash-flow characteristics that may be issued by a Trust Fund. In addition, such fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997, however the required final regulations have not been issued as of the date hereof. The Proposed 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general

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account constitute Plan Assets, unless (i) as otherwise provided by the
Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

         REPRESENTATIONS FROM PLANS INVESTING IN CERTAIN SECURITIES. Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Subordinate Securities or any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any Securities which would cause the assets of the Trust Fund to be deemed Plan Assets the purchase, holding or transfer of which would not be covered by the Exemption or PTCE 83-1, to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and that the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of Securities registered through DTC. Any purchaser of a Security registered through DTC will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         TAX EXEMPT INVESTORS. A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

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         CONSULTATION WITH COUNSEL. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold Securities on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.


                                LEGAL INVESTMENT

         Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise set forth in the related Prospectus Supplement, Securities of any Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Securities of any Series will be treated as high-risk under the Policy Statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities

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



by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Securities or to purchase any Class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities offered hereby will be passed upon for the Depositor and for the Underwriters by Thacher Proffitt & Wood, New York, New York, Brown & Wood LLP, New York, New York or Stroock & Stroock & Lavan LLP, New York, New York.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

         The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

         Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

         As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "Loan Underwriting Standards--Representations and Warranties" and "The Agreements--Assignment of Mortgage Assets" herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Seller of such Loan, or if applicable, the Master Servicer or, the Servicer. See "Risk Factors" herein.


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                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Mortgage Assets. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in Series may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters") through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

         The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. by negotiated firm commitment or best efforts underwriting and public re-offering by the Underwriters;

                  2. by placements by the Depositor with institutional investors through dealers; and

                  3. by direct placements by the Depositor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a Series of Securities may be offered in whole or in part in exchange for the Loans (and other assets, if applicable) that would comprise the Trust Fund for such Securities.

         If Underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, the Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several Underwriters and the

                                       104


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Underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                    GLOSSARY

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise defined in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Agreements and the Agreements generally provides a more complete definition of certain of the terms. Reference should be made to the Agreements for a more complete definition of such terms.

         "Accrual Date" means, with respect to any Multiple Class Series, the date upon which interest begins accruing on the Securities of the Series, as specified in such Securities and the related Prospectus Supplement.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date on which all Securities of the related Series with Final Scheduled Distribution Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

         "Additional Collateral" means marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

         "Additional Collateral Loan" means a Mortgage Loan that, in addition to being secured by the related Mortgaged Property, is secured by other collateral owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

         "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

         "Agency Securities" means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

         "Agreement" means a Pooling and Servicing Agreement, Indenture, Owner Trust Agreement or Servicing Agreement.

         "Appraised Value" means, unless otherwise specified in the related Prospectus Supplement (i) with respect to a Mortgaged Property securing a Single Family or Multifamily Property, the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal); (ii) with respect to certain refinanced, modified or converted Single Family or Multifamily Properties, the

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



lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements; and
(iii) with respect to a Mortgaged Property securing a Manufactured Home Loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

         "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

         "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group.

         "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Securityholders on a Distribution Date.

         "Balloon Loan" means Mortgage Loan with payments similar to a Conventional Loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         "Balloon Payment" means the payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder.

         "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

         "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

         "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

         "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

         "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Rate" means, with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

         "Certificates" means the Mortgage Pass-Through Certificates.


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         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

         "Compound Interest Security" means any Security of a Multiple Class Series on which interest accrues and is added to the principal balance of such Security periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus Supplement.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a cooperative.

         "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

         "Cut-off Date" means the date designated in the Pooling and Servicing Agreement or Indenture for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Securityholders of the Series.

         "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

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         "Depositor" means DLJ Mortgage Acceptance Corp.

         "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Securityholders on the next succeeding Distribution Date.

         "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

         "Eligible Account" means an account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each Rating Agency in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee prior to the establishment of such account, the holders of the Securities will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies. Eligible Accounts may bear interest.

         "Eligible Investments" means any one or more of the obligations or securities described as such at "The Agreements--Investment of Funds."

         "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Agreement, as described in the related Prospectus Supplement for a Series.

         "Equity Certificates" means with respect to each Series of Notes where the Issuer is an owner trust, the ownership interest of the Trust Fund.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHA" means the Federal Housing Administration, a division of HUD.

         "FHA Loan" means a fixed-rate housing loan insured by the FHA.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Securities of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund.

         "Financial Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

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         "Floating Interest Period" means the period of time during which a given Security Rate applies to a Class of Floating Interest Securities.

         "Floating Interest Security" means any Security of a Multiple Class Series which accrues interest at a Floating Rate.

         "Floating Rate" means a Security Rate which is subject to change from time to time.

         "FNMA" means the Federal National Mortgage Association.

         "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

         "GNMA" means the Government National Mortgage Association.

         "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Securities of the related Multiple Class Series exceed scheduled payments on such GPM Loan.

         "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and
(c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

         "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the agreement relating to a Series of Notes between the Issuer and the Trustee.

         "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

         "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

         "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Securities or a Class of Securities of such Series with respect to any Distribution Date.

         "Interest Weighted Securities" means a Class of Securities entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

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         "IRS" means the Internal Revenue Service.

         "Issuer" means with respect to each Series of Notes, the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes.

         "L/C Bank" means the issuer of a letter of credit.

         "L/C Percentage" means the maximum liability of an L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the Series.

         "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

         "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

         "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

         "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan, plus in the case of a Loan secured by a junior lien, the principal amount of the related Senior Lien, at the date of determination to the Appraised Value.

         "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         "Manufactured Home Loan" means a loan secured by a Manufactured Home.

         "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

         "Maximum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate cap specified for any Floating Rate Securities of such Series in the related Prospectus Supplement.

         "Maximum Mortgage Rate" means the maximum permissible Mortgage Rate during the life of each ARM.

         "Minimum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate floor specified for any Floating Rate Security of such Series in the related Prospectus Supplement.

         "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

         "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.


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         "Mortgage Assets" means the Private Mortgage-Backed Securities, Agency
Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security, Agency Security or Loan, as the case may be.

         "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

         "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

         "Mortgaged Property" means the real property securing a Mortgage.

         "Multifamily Loan" means any Loan secured by a Multifamily Property.

         "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

         "Multiple Class Series" means a Series of Securities that may include Floating Interest Securities, Compound Interest Securities and Planned Amortization Securities, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets.

         "1986 Act" means the Tax Reform Act of 1986.

         "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

         "Nest Egg Mortgage Loan(sm)" means a Mortgage Loan originated under the Nest Egg Mortgage Loan Program(sm), a mortgage loan origination program of DLJ Mortgage Capital, Inc., an affiliate of the Depositor, and the Nest Egg Mortgage Company LLC.

         "Note Interest Rate" means, with respect to a Series of a single Class of Notes, the rate of interest paid to the Noteholders in respect of the Mortgage Assets and with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Notes of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

         "Noteholder" or "Holder" means the Person in whose name a Note is registered in the Note Register.

         "Notes" means the Mortgage-Backed Notes.

         "OTS" means the Office of Thrift Supervision.

         "Owner Trust Agreement" means the agreement relating to a Series of Notes between the Depositor and the Owner Trustee.

         "Owner Trustee" means the owner trustee for each Series of Notes under an Owner Trust Agreement, and its successors.

         "Participation Security" means a certificate or note evidencing a participation interest in a pool of Loans.


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         "Pass-Through Rate" means, with respect to a Series of a single Class of Certificates, the rate of interest paid to the Certificateholders in respect of the Mortgage Assets.

         "Percentage Interest" means, with respect to a Security, the proportion (expressed as a percentage) of the percentage amounts of all of the Securities in the related Class represented by such Security, as specified in the related Prospectus Supplement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private
Mortgaged-Backed Security is issued.

         "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

         "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

         "PMBS Trustee" means the trustee designated under a PMBS Agreement.

         "Pooling and Servicing Agreement" means the agreement relating to a Series of Certificates among the Depositor, the Master Servicer and the Trustee.

         "Prepayment Assumption" means the prepayment standard or model used with respect to the Securities of a Series, such as the Constant Prepayment Assumption or the Standard Prepayment Assumption, as described in "Yield, Prepayment and Maturity Considerations--Prepayments and Weighted Average Life."

         "Prepayment Period" means with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

         "Principal Weighted Security" means a Class of Securities entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

         "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means a nationally recognized statistical rating organization.

         "Regular Interest" means a regular interest in a REMIC as described herein under "Certain Federal income Tax Considerations--Tax Status as a REMIC."

         "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

         "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.


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         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

         "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement or Indenture.

         "Residual Interest" means a residual interest in a REMIC as described herein under "Certain Federal Income Tax Considerations--Tax Status as a REMIC."

         "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

         "Sale and Servicing Agreement" means the sale and servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

         "Security Interest Rate" means Pass-Through Rate, Certificate Rate or
Note Interest Rate.

         "Securityholder" or "Holder" means Certificateholder or Noteholder.

         "Securities" means Certificates or Notes.

         "Seller" means the Person or Persons, which may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers affiliated or not affiliated with the Depositor, or who may be the Master Servicer or a Servicer, who sell the Loans to the Depositor for deposit into the Trust Fund.

         "Senior Lien" means a lien which is senior to a related junior lien.

         "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Senior Securityholder" means the Holder of a Senior Security.

         "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

         "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

         "Servicing Agreement" means the Sale and Servicing Agreement or another servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.


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


         "Servicing Fee" means the amount paid to the Master Servicer on a given Distribution Date, generally determined on a loan-by-loan basis, and calculated at a specified per annum rate.

         "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Subordinate Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Securities, that the Subordinate Securities are subordinated to the Senior Securities of the same Series.

         "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Securities, established pursuant to the related Pooling and Servicing Agreement or Indenture.

         "Trustee" means the trustee under a Pooling and Servicing Agreement or the indenture trustee under an Indenture, and its successors.

         "Trust Fund" means all property and assets held for the benefit of the Securityholders by the Trustee under the related Agreement for a Series of Securities as described under "The Trust Funds--General."

         "UCC" means the Uniform Commercial Code.

         "VA" means the Department of Veterans Affairs.

         "VA Loans" means housing loans partially guaranteed by the VA.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



PROSPECTUS


                          DLJ MORTGAGE ACCEPTANCE CORP.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities") which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a "Series") by DLJ Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

         Each Certificate of a Series will evidence a beneficial ownership interest in a related trust (a "Trust Fund"), the assets of which have been deposited by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. Each Note of a Series will represent indebtedness of a Trust Fund, the assets of which have been deposited by the Depositor pursuant to a Sale and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer or pursuant to an Indenture executed by the Issuer and the Trustee for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, Agency Securities, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other forms of credit support specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans and will have been acquired by the Depositor from one or more Sellers on or prior to the Closing Date. Some of the Mortgage Loans or Manufactured Home Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, balloon payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement, Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of a Manufactured Home. See "The Trust Funds" herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "Servicing of Loans" herein.

         Each Series of Securities will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the related Agreement may be divided into one or more Asset Groups and the Securities of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "Description of the Securities" herein.

         Distribution of principal and interest of the Securities of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Securities of the related Series. See "Description of the Securities" and "Yield, Prepayment and Maturity Considerations" herein.

         The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties, if any, set forth in the related Agreement as described herein or in the related Prospectus Supplement. See "The Agreements" herein.

         If specified in the related Prospectus Supplement, one or more separate elections may be made to treat the Trust Fund for a Series of Certificates as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

         FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS," WHICH BEGINS ON PAGE 9.

                             ----------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES."

                             ----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Securities of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein.

         The Securities are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's website (http:\\www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund are required under the related Agreement to be forwarded to Securityholders. With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "The Agreements--Reports to Securityholders" herein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: DLJ Mortgage Acceptance Corp., 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: Paul Najarian.

                              SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Agreement executed by the Depositor, the Master Servicer and the Trustee as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the Glossary attached hereto.



SECURITIES OFFERED.....................The Mortgage Pass-Through Certificates
                                       (the "Certificates") or the
                                       Mortgage-Backed Notes (the "Notes", and
                                       together with the Certificates, the
                                       "Securities") are issuable from time to
                                       time in separate Series pursuant to
                                       separate Pooling and Servicing Agreements or separate Indentures, respectively. Each Certificate of a Series will evidence a beneficial ownership interest in, and each Note of a Series will represent indebtedness of the related Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement.

                                       The Certificates of a Series will
                                       evidence interests in, and the Notes of a Series will represent indebtedness of the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "Risk Factors" and "Credit Support" herein.

                                       Each Series of Securities will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Securities with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. With respect to any Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Unless otherwise specified in the related Prospectus Supplement, any Class of Securities of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories. See "Description of the Securities--General," "Credit
                                       Support--Subordinated Securities" and
                                       "Risk Factors" herein.

DEPOSITOR..............................DLJ Mortgage Acceptance Corp., a Delaware
                                       corporation (the "Depositor"), is a
                                       limited purpose corporation organized
                                       primarily for the purpose of investing in the Mortgage Assets for each Trust Fund. All of the outstanding capital stock of the Depositor is owned by Donaldson, Lufkin & Jenrette, Inc. See "The Depositor."

MASTER SERVICER........................The entity named as Master Servicer in the related Prospectus Supplement. See
                                       "The Agreements."

ISSUER.................................With respect to each Series of Notes, the issuer (the "Issuer") will be the
                                       Depositor or an owner trust established
                                       by it for the purpose of issuing such
                                       Series of Notes. Each such owner trust
                                       will be created pursuant to a trust
                                       agreement (the "Owner Trust Agreement")
                                       between the Depositor, acting as
                                       depositor and the owner trustee (the
                                       "Owner Trustee"). Each Series of Notes
                                       will represent indebtedness of the Issuer and will be issued pursuant to an indenture (the "Indenture") between the Issuer and the Trustee whereby the Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. As to each Series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the "Equity Certificates") issued under the Owner Trust Agreement. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Notes, except as described herein under "Credit Support" and in the related Prospectus Supplement.

TRUSTEES...............................The Trustee or Indenture Trustee (each, the "Trustee") with respect to each
                                       Series of Certificates and each Series of Notes, respectively, will be specified in the related Prospectus Supplement. The Owner Trustee with respect to each Series of Notes will be specified in the related Prospectus Supplement.

INTEREST DISTRIBUTIONS.................Interest Distributions on the Securities
                                       of a Series will be made from amounts
                                       available therefor in the related
                                       Certificate Account on each Distribution
                                       Date at the applicable security interest rate (a "Security Interest Rate") specified in (or, with respect to Floating Interest Securities, determined in the manner set forth in) the related Prospectus Supplement. The Security Interest Rate of each Security offered hereby will be stated in the related Prospectus Supplement as the
                                       "Pass-Through Rate" with respect to a
                                       Series of a single Class of Certificates, the "Certificate Rate" with respect to a Multiple Class Series of Certificates and the "Note Interest Rate" with respect to any Series of Notes. The Security Interest Rate on Securities of a Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

                                       Principal Weighted Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

                                       Compound Interest Securities will not
                                       receive distributions of interest but
                                       interest accruing with respect to the
                                       principal balance of such compound
                                       Interest Securities will be added to such principal balance on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Securities will be made on the basis of their Compound Value.

                                       A Multiple Class Series may include one
                                       or more Classes of Floating Interest
                                       Securities. With respect to any such
                                       Class of Floating Interest Securities,
                                       the related Prospectus Supplement will
                                       set forth: (a) the initial Floating Rate
                                       (or manner of determining the initial
                                       Floating Rate); (b) the method by which
                                       the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and (d) the Maximum Floating Rate and the Minimum Floating Rate, if any. See "Description of the Securities" and "Yield, Prepayment and Maturity Considerations" herein.

PRINCIPAL DISTRIBUTIONS................Principal distributions on the Securities of a Series will be made from amounts
                                       available therefor in the related
                                       Certificate Account on each Distribution
                                       Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

                                       Interest Weighted Securities may not be
                                       entitled to any principal distributions
                                       or may be entitled to receive only
                                       nominal principal distributions.

                                       See "Description of the Securities" and
                                       "Yield, Prepayment and Maturity
                                       Considerations" herein.

FUNDING ACCOUNT........................If so specified in the related Prospectus
                                       Supplement, a portion of the proceeds of the sale of one or more Classes of Securities of a Series or a portion of collections on the Loans in respect of principal may be deposited in a segregated account to be applied to acquire additional Loans, subject to the limitations set forth herein under "Description of the Securities--Funding Account." Monies on deposit in the Funding Account and not applied to acquire such additional Loans within the time set forth in the related Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.

OPTIONAL TERMINATION...................If so specified in the related Prospectus
                                       Supplement, the Depositor, the Master
                                       Servicer, or such other entity that is
                                       specified in the related Prospectus
                                       Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See "Description of the Securities--Optional Termination."

THE TRUST FUND.........................The Trust Fund for a Series will consist of Private Mortgage-Backed Securities,
                                       Agency Securities, Mortgage Loans or
                                       participation interests therein,
                                       Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans.") If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Securities of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various forms of credit support, all as specified in the related Prospectus. See "The Trust Funds--Collection Account and Certificate Account" and "Credit Support" and "Description of Mortgage and Other Insurance" herein.

CREDIT SUPPORT.........................Credit support in the form of reserve funds, subordination,
                                       overcollateralization, insurance
                                       policies, letters of credit or other
                                       types of credit support may be provided
                                       with respect to the Mortgage Assets or
                                       with respect to one or more Classes of
                                       Securities of a Series. If the Mortgage
                                       Assets are divided into separate Asset
                                       Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. With respect to any Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

                                       The type, characteristics and amount of
                                       credit support will be determined based
                                       on the characteristics of the Loans
                                       underlying or comprising the Mortgage
                                       Assets and other factors and will be
                                       established on the basis of requirements of each Rating Agency rating the Securities of such Series. The protection against losses provided by such credit support will be limited. See "Credit Support" and "Risk Factors" herein.

SERVICING OF LOANS.....................The Master Servicer identified in the related Prospectus Supplement will
                                       service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Sub-Servicing
                                       Agreements") entered into between the
                                       Master Servicer and such Servicers.
                                       Unless otherwise specified in the related
                                       Prospectus Supplement, the Master
                                       Servicer and each Servicer must be
                                       approved by either FNMA or FHLMC as a
                                       seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its Sub-Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other forms of credit support). See "Servicing of Loans."

FEDERAL INCOME TAX CONSIDERATIONS......If an election is made for treatment of the Trust Fund as a REMIC or as REMICs
                                       under the Internal Revenue Code of 1986
                                       (the "Code"), one or more Classes of
                                       Certificates will be REMIC "Regular
                                       Interests" and one Class will be REMIC
                                       "Residual Interests" in the related
                                       REMIC. If a REMIC election will not be
                                       made for a Trust Fund, the federal income consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. Each Series of Notes offered hereby will represent indebtedness of the related Trust Fund.

                                       Investors are advised to consult their
                                       tax advisors and to review "Certain
                                       Federal Income Tax Considerations" herein and in the related Prospectus Supplement. See "Certain Federal Income Tax Considerations."

ERISA CONSIDERATIONS...................A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                       Security Act of 1974, as amended
                                       ("ERISA"), or the Code should carefully
                                       review with its own legal advisors
                                       whether the purchase or holding of
                                       Securities could give rise to a
                                       transaction prohibited or otherwise
                                       impermissible under ERISA or the Code.
                                       See "ERISA Considerations."

LEGAL INVESTMENT.......................At the date of issuance, as to each
                                       Series, it will be a requirement for
                                       issuance of any Series that the
                                       Securities offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Securities of each Series offered by this Prospectus and such Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by at least one Rating Agency in one of its two highest categories and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment."

USE OF PROCEEDS........................The Depositor will use the net proceeds from the sale of each Series for one or
                                       more of the following purposes: (i) to
                                       purchase the related Mortgage Assets,
                                       (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Depositor of such Mortgage Assets. See "Use of Proceeds."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with an investment in the Securities.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with a sufficient level of liquidity or will continue for the life of the Securities. Donaldson, Lufkin & Jenrette Securities Corporation (or one or more of its affiliates) intends to make a secondary market in the Securities, but has no obligation to do so. In addition, the market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Securityholders have no optional redemption rights. The Securities will not be listed on any securities exchange.

YIELD, PREPAYMENT AND MATURITY

         The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing mortgage market interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general, if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Securityholder of such Class could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Security at a significant premium might fail to recoup its initial investment. See "Yield, Prepayment and Maturity Considerations."

CREDIT SUPPORT LIMITATIONS

         The amount, type and nature of insurance policies, subordination, overcollateralization, Financial Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination, overcollateralization or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

         In addition, if distributions in reduction of the principal balance of Securities of a Multiple Class Series are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of losses covered by credit support may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later-maturing Classes.

         The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letter of credit or other third-party credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such reserve funds and payments under such insurance policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letter of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Financial Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Securities may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "Description of the Securities," "The Trust Funds" and "Credit Support."

CERTAIN LOANS AND MORTGAGED PROPERTY

         Reliable prepayment, loss and foreclosure statistics relating to certain types of Loans may not be available for a Series. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "Loan Underwriting Procedures and Standards" and "Credit Support." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed the amount of credit support, the Trust Fund may experience a loss. Furthermore, Multifamily Loans, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of subordination or other credit support, the Trust Fund may experience a loss. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" and "Credit Support."

LIMITED OBLIGATIONS AND ASSETS OF DEPOSITOR

         Unless otherwise set forth in the Prospectus Supplement for a Series of Securities, the Trust Fund for a Series will be the only available source of funds to make distributions on the Securities of such Series. The only obligations of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties, if any, in the related Agreement. See "The Agreements--Assignment of Mortgage Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "The Depositor."

INABILITY OF TRUSTEE TO LIQUIDATE THE COLLATERAL SECURING THE NOTES

         Although the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of a Series may declare the principal amount of all the Notes of such Series to be due and payable immediately if an Event of Default occurs and is continuing under the related Indenture, there is no assurance that the market value of the related collateral will at any time be equal to or greater than the aggregate outstanding amount of the related Notes. Therefore, upon an Event of Default with respect to the related Notes, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the applicable Certificate Account. Therefore, the failure to pay principal on a class of the related Notes may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

SUMMARY OF ERISA CONSIDERATIONS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA Considerations" herein and in the related Prospectus Supplement.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL INTERESTS

         Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC regardless of the amount or timing of their receipt of cash payments as described in "Certain Federal Income Tax Considerations--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the related REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be negative or significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in Series. Each Series of Certificates will be issued pursuant to separate Pooling and Servicing Agreements among the Depositor, the Master Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. Each Series of Notes will be issued pursuant to separate Indentures between the related Issuer and the Trustee for the related Series identified in the related Prospectus Supplement. The Trust Fund for each Series of Notes will be created pursuant to an Owner Trust Agreement between the Depositor and the Owner Trustee. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the

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



Agreements and the Prospectus Supplement relating to each Series. When particular provisions or terms used in each Agreement are referred to, such provisions or terms shall be as specified in such Agreement.

         Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Floating Interest Securities, Interest Weighted Securities or Principal Weighted Securities. A Series may also include one or more Classes of Subordinate Securities. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Securities will be offered hereby or by such Prospectus Supplement only if rated by a Rating Agency in at least its fourth highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Securities of each separate Class will evidence beneficial ownership of, or be secured by, each corresponding Asset Group.

         The Securities for each Series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related Prospectus Supplement. The transfer of the Securities may be registered, and the Securities may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

         GENERAL. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Securities will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

         Distributions of interest on Securities which receive interest will be made periodically at the intervals and at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined in the manner described in the related Prospectus Supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

         Distributions of principal of and interest on Securities of a Series will be made by check mailed to Securityholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the security register (the "Security Register"), except that (a) distributions may be made by wire transfer in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Security will be made only upon presentation and surrender of such Security at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the Securities of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein. With respect to each Series of Certificates or Notes, the Security Register will be referred to as the "Certificate Register" or "Note Register", respectively.

         With respect to reports to be furnished to Securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

         SINGLE CLASS SERIES. With respect to a Series other than a Multiple Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Security in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Security Interest Rate of the Securities of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Security Interest Rate on the Securities of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Security Interest Rate on the Securities of the related Series may also reflect such caps.

         MULTIPLE CLASS SERIES. Each Security of a Multiple Class Series will have a principal amount or a notional amount and a specified Security Interest Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support."

         Interest on all Securities of a Multiple Class Series currently entitled to receive interest will be distributed on the Distribution Date specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate Securities" below and "Credit Support." Distributions of interest on a Class of Compound Interest Securities will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Securities will accrue and the amount of interest accrued on such Distribution Date will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Securities on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

         To the extent provided in the related Prospectus Supplement, the Securities of a Multiple Class Series may include one or more Classes of Floating Interest Securities. The Security Interest Rate of a Floating Interest Security will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Securities, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

         If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Securities within each Class. The method or formula for determining the Percentage Interest of a Security will be set forth in the related Prospectus Supplement.

         In the case of a Multiple Class Series, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof of each Class of Securities shall be as set forth in the related Prospectus Supplement. A Multiple Class Series may contain two or more classes of Securities as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Trust Fund.

         SUBORDINATE SECURITIES. One or more Classes of a Series may consist of Subordinate Securities. Subordinate Securities may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Securities may be limited as described in the related Prospectus Supplement. See "Credit Support." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Securities evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Securities will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency. With respect to any Series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Seller of additional Loans to the related Trust Fund after the Closing Date. Such additional Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Securities of the related Series or a portion of collections on the Loans in respect of principal will be deposited in such account to be released as additional Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, all amounts deposited in a Funding Account will be required to be invested in Eligible Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Loans will provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

OPTIONAL TERMINATION

         If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election or elections have been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "The Agreements--Termination."

BOOK-ENTRY REGISTRATION

         If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Security registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Securities (a "Securityowner") will be entitled to receive a Security issued in fully registered, certificated form (a "Definitive Security") representing such person's interest in the Securities except in the event that the book-entry system for the Securities is discontinued (as described below). Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder of the Securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered "Securityholders" or registered "Holders" under the related Agreement, and Securityowners will only be permitted to exercise the rights of Securityholders indirectly through DTC Participants. With respect to each Series of Certificates or Notes, Securityowners and Securityholders will be referred to as "Certificateowners" and "Certificateholders" or "Noteowners" and "Noteholders", respectively.

         DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

         Securityowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securityowner to pledge such owner's Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Security, may be limited. In addition, under a book-entry format, Securityowners may experience some delay in their receipt of principal and interest distributions with respect to the Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securityowners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Securities and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Securities. Participants and Indirect Participants with which Securityowners have accounts with respect to Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityowners. Accordingly, although Securityowners will not possess certificates or notes, the Rules provide a mechanism by which Securityowners will receive distributions and will be able to transfer their interests.

         The Depositor understands that DTC will take any action permitted to be taken by a Securityholder under the related Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or notes or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Securities to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

         DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities will be printed and delivered. In addition, the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Securities will be printed and delivered.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

         With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Securityholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Securityholders.

PRINCIPAL PREPAYMENTS

         With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid.

To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "Servicing of Loans--Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL BALANCE

         A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Security outstanding. The effect of such provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of such Securities to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Securities are determined or are deemed to reduce for purposes of calculating interest distributions on Securities of a Multiple Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

         If a Class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Securities. The Prospectus Supplement for a Series including such Securities will include a table showing the effect of various levels of prepayment on yields on such Securities. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

         If the applicable Agreement for a Series of Securities provides for a Funding Account or other means of funding the transfer of additional Loans to the related Trust Fund, as described under "Description of the Securities--Funding Account" herein, and the Trust Fund is unable to acquire such additional Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more Classes of Securities of such Series. See "Risk Factors--Yield, Prepayment and Maturity."

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series, if specified in the related Prospectus Supplement, will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Security Interest Rate on the Securities may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than assumed.

         Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

         Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to any level of CPR or SPA.

         The Prospectus Supplement for each Multiple Class Series may describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF LOAN. Multifamily Loans may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy- Down Loans included in any other mortgage pool or from conventional Fixed Rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics.

         In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and

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a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Securities at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Maximum Mortgage Rates, Minimum Mortgage Rates and stated maturity dates, could result in some
Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

         If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, the Servicer, the applicable Seller, the PMBS Servicer or another party, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related Series.

         Because of the payment terms of Balloon Loans, there is a risk that such Mortgage Loans, including Multifamily Loans and Additional Collateral Loans, that require Balloon Payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be the entire or a substantial amount of the original principal balance) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans, to sell the Mortgaged Property prior to the maturity of the Balloon Loan or to otherwise have sufficient funds to pay such Balloon Payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage market interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

         The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans.

         FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Securities who purchased their Securities at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

         DUE ON SALE CLAUSES. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. Whereas FHA Loans are assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS

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



Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. Certain of the Multifamily Loans in a Trust Fund may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

         OPTIONAL TERMINATION. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "Description of the Securities--Optional Termination."


                                 THE TRUST FUNDS

GENERAL

         The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure, deed in lieu of foreclosure or repossession and certain proceeds from the disposition of any related Additional Collateral; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Sub-Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association); provided, that if so specified in the related Prospectus Supplement, certain of the items listed above may be held outside of the Trust Fund.

         To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Securityholders under the related Agreement.

         Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities, (b) Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein or (c) Agency Securities. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions from the Seller. Some of the Loans may have been originated by an affiliate of the Depositor. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "The Agreements--Assignment of Mortgage Assets."

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans,
(b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as a FHA mortgagee.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or Additional Collateral Loans, GEM Loans, GPM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agencies which initially assigned a rating to the Private Mortgage-Backed Securities.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans

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



(i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the note interest rate, pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities, (vi) the weighted average note interest rate, pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

THE AGENCY SECURITIES

         All of the Agency Securities will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

         The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust Fund (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust Fund.

         GNMA. GNMA is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages (i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA Certificates.

         GNMA CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each GNMA Certificate relating to a Series (which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except with respect to any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA

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Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with FHLMC Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding FHLMC and FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         FHLMC CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each FHLMC Certificate relating to a Series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by FHLMC, except with respect to any stripped mortgage-backed securities issued by FHLMC. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, are secured by five or more family residential properties. The characteristics of any FHLMC Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FNMA. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 ET SEQ.). It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting FNMA and FNMA Certificates. Although the Secretary of the Treasury of the United States has authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FNMA CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each FNMA Certificate relating to a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA, except with respect to any stripped mortgage-backed securities issued by FNMA. Mortgage loans underlying FNMA Certificates will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any FNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

THE MORTGAGE LOANS

         The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be Additional Collateral Loans, GPM

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Loans, GEM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage
Loans with other payment characteristics as described below and under "Yield, Prepayment and Maturity Considerations" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

         The Mortgaged Properties may include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "Certain Legal Aspects of Loans."

         If specified in the related Prospectus Supplement, certain of the mortgage pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because

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



the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

         If specified in the related Prospectus Supplement, a Trust Fund will contain Additional Collateral Loans. Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional Collateral for the Loans in a Trust Fund will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or junior liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a Trust Fund, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Trust Fund includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Securityholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Certain Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

         Additional Collateral Loans may include Nest Egg Mortgage Loans(sm). Such Mortgage Loans are interest-only Mortgage Loans for an initial period specified in the related Prospectus Supplement. If the related Mortgagor pledges an eligible life insurance policy as Additional Collateral after such initial period, the Mortgagor will continue to make interest-only payments with respect to the Mortgage Loan until the final scheduled payment on such Mortgage Loan, as described in the Prospectus Supplement.

         The percentage of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

         The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Securities. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

                  (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

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



                  (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

                  (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest; and

                  (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

         Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those purchased by the Depositor, either directly or through its affiliates, from a Seller or Sellers. The related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Trust Fund but were not selected for inclusion in such Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans to be included in a Trust Fund will be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related Series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Trust Fund composed of Mortgage Loans acquired by the Depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. Neither the Depositor nor any of its affiliates (other than the Seller, if applicable) will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller and no assurances are made as to any such Seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

         The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan at origination, plus in the case of a Mortgage Loan secured by a junior lien, the principal amount of the related Senior Lien, to the Appraised Value of such Mortgaged Property.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Buy-Down Loan is limited to 6% of the Appraised Value of the related Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled

Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Loans, (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date, (b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

         Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to four-family residential properties.

         Unless otherwise specified in the related Prospectus Supplement, ARMs will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Seller, the Servicer or the Master Servicer.

         ARMs have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Maximum Mortgage Rate") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Periodic Rate Cap"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

          If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

         The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, generally including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Maximum Mortgage Rates, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are Additional Collateral Loans, ARMs, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans, (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and (k) with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

         If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed, together with the related Pooling and Servicing Agreement, with respect to each Series of Certificates, or the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each Series of Notes, with the Commission within 15 days after the initial issuance of such Securities.

THE MANUFACTURED HOME LOANS

         The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

         The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). In addition, unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

                  (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

                  (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

                  (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

         The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan at origination to the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

         The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;
(g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

         If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

         Unless otherwise specified in the related Prospectus Supplement, a separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances (other than Advances deposited into the Certificate Account), the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the related Prospectus Supplement or related Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

         Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the Prospectus Supplement or the related Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

         A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Securityholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds and any draws on any Financial Guarantee Insurance for such Series will be deposited, pending distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer or the Trustee as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the related Agreement, will be available for remittance to the Securityholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Securityholders. See also "The Agreements--Certificate Account" herein.

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



OTHER FUNDS OR ACCOUNTS

         A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the value of a Multiple Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.


                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

         The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

         The Seller of the Loans (or other entity specified in the related Prospectus Supplement, which may be the originator) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

         Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Securities, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

         Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the FNMA and/or FHLMC.

         Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

         With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources.

         With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

         Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

         To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

         In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

         The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to

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



support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Loans" herein.

         With respect to the underwriting standards applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

         The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Loans" herein.

         No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

         To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Securities are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Securities of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity.
See "Yield, Prepayment and Maturity Considerations."


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



REPRESENTATIONS AND WARRANTIES

         Unless otherwise specified in the related Prospectus Supplement or in the related Agreement, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, generally that: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from material damage and at least in adequate repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a primary mortgage insurance policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

         If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Seller had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.


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



         Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that materially and adversely affects the interest of the Securityholder in such Loan, the Seller (or other party as described in the Prospectus Supplement) will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements--Assignment of Mortgage Assets." See "Risk Factors--Limited Obligations and Assets of the Depositor." If the Seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the Prospectus Supplement. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.


                               SERVICING OF LOANS

GENERAL

         Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Sub-Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement or Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Securities which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

         The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement or Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Sub-Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

         The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.


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



COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement or Servicing Agreement for a Series and any applicable insurance policies and other forms of credit support, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related Mortgage or the lien on any related Additional Collateral. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related Series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.


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



DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an Eligible Account and the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

                        (i) All payments on account of principal, including prepayments, on such Loans;

                        (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement or Servicing Agreement;

                       (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ("Liquidation Expenses");

                        (iv) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid as described herein;

                         (v) All proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Seller or any other person pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement;

                        (vi) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement or Servicing Agreement; and

                       (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or Servicing Agreement.

         The Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement or Servicing Agreement, which generally will include the following, except as otherwise provided therein:

                  (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement or Servicing Agreement;

                  (ii) to reimburse itself for Advances, including amounts advanced in respect of taxes, insurance premiums or similar expenses as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances were made;

                  (iii) to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each Mortgage Loan;

                  (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related Pooling and Servicing Agreement or Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the related Pooling and Servicing Agreement or Servicing Agreement;

                  (v) to pay to itself or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement and not required to be distributed as of the date on which the related purchase price is determined;

                  (vi) to reimburse itself for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a Series with Senior Securities and Subordinate Securities, to certain limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement as described in the related Prospectus Supplement;

                  (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Presentation of Claims; Realization Upon Defaulted Loans";

                  (viii) to reimburse itself, the Trustee or the Depositor for certain other expenses incurred for which it, the Trustee or the Depositor is entitled to reimbursement or against which it, the Trustee or the Depositor is indemnified pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture;

                  (ix) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement; and

                  (x) to clear the Collection Account of amounts relating to the corresponding Loans in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement or Servicing Agreement.

SERVICING ACCOUNTS

         Unless otherwise specified in the related Prospectus Supplement, in those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will be an Eligible Account and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub- Servicing Agreement, to the extent not previously paid to or retained by it. In addition on each such date the Servicer will be required to remit to the Master Servicer any amount required to be advanced pursuant to the related Sub- Servicing Agreement, and the Servicer will also be required to the Master Servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

         With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Securityholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund.

         The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

         If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Securities of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Securities of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Securityholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

         With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

         GENERAL. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement. With respect to any Multiple Class Series, so long as the related Subordinate Securities remain outstanding and subject to certain limitations as described in the related Prospectus Supplement, such Advances by the Master Servicer may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Securities, if any.

         ADVANCES IN CONNECTION WITH PREPAID LOANS. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securityholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (less any related Servicing
Fees). Any such principal prepayment, together with a full Scheduled Payment of interest thereon (to the extent of such adjustment or advance), will be distributed to Securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan or at any time during the term of the Loan the Master Servicer or the related Servicer determines that the related Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended. The Pooling and Servicing Agreement or Servicing Agreement will obligate the Mortgagor to obtain and maintain all requisite flood insurance coverage at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the Master Servicer or Servicer to obtain and maintain such coverage at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

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



Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

         SPECIAL HAZARD INSURANCE POLICY. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

         PRIMARY MORTGAGE INSURANCE. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

         Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         FHA INSURANCE AND VA GUARANTEES. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

         The Prospectus Supplement will identify the pool insurer for the related Series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         BANKRUPTCY BOND. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

         The Master Servicer, on behalf of the Trustee and the Securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

         The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election or elections have been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of such collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the Master Servicer has obtained from the Internal Revenue Service (the "IRS") an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Servicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the Trustee on behalf of the Securityholders) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously.

         If any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

         As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Loans--Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

         Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related Series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

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



                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to additional servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans and as otherwise specified herein.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and Sellers and in the preparation of reports to Securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers and Sellers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

         The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Securityholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

         Unless otherwise provided in the Prospectus Supplement, the rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Securityholders of such Series.

EVIDENCE AS TO COMPLIANCE

         Each Pooling and Servicing Agreement and each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer, unless otherwise specified in the related Prospectus Supplement, to the effect that the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related Agreement throughout the preceding year or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, such statement shall include a description of such noncompliance or specify each such known default, as the case may be, and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Agreement.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a report to the Depositor and the Trustee stating the opinion of such firm that, unless otherwise specified in the related Prospectus Supplement, on the basis of an examination by such firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the Master Servicer regarding the Master Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Servicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to those Servicers which also have been the subject of such an examination.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the related Pooling and Servicing Agreement or Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the related Agreement.

         In the event of an Event of Default under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "The Agreements--Rights upon Events of Default" herein.

         Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement or Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to sell loans to and service mortgage loans for FNMA or FHLMC; (ii) has a net worth of not less than $10,000,000; (iii) is acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Securities; (iv) is reasonably acceptable to the Trustee; and (v) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor, will be under any liability to the related Trust Fund or the Securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any breach of warranty or representations made by such party under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that neither the Master Servicer nor the Depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer or the Depositor may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer or the Depositor will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).


                                 CREDIT SUPPORT

GENERAL

         For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, subordination created through overcollateralization, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, financial guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Securities of the related Series. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the Security Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, such losses will be borne by the Securityholders. If credit support is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support,
(b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and
(d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

         If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Subordinate Securityholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Securityholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Securityholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

         A Series may include a Class of Subordinate Securities entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Securityholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

         With respect to any Series which includes one or more Classes of Subordinate Securities, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Securities, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the related Prospectus Supplement.

         Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such

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



investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Securityholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, subordination may be provided by one or more Classes of Senior Securities through overcollateralization; i.e. by having a greater amount of aggregate principal balance of the Mortgage Assets for a Series than the aggregate principal balance of the Securities of such Series. Such subordination may exist on the Closing Date or may be effected through the allocation of interest payments on the Loans to reduce the principal balances of certain Classes of Securities.

         In a Series with overcollateralization, the allocation of losses to the Securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the Securities, and then such losses would be allocated to the Senior Securities only if the principal balance of the Mortgage Loans was reduced to less than the principal balance of the Senior Securities. If so specified in the related Prospectus Supplement, the level of overcollateralization required under the provisions of the related Pooling and Servicing Agreement or Indenture will be subject to various tests based primarily on the loss and delinquency experience of the related Mortgage Assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

         If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Securities evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

         Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.


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



LETTER OF CREDIT

         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

FINANCIAL GUARANTEE INSURANCE

         Financial Guarantee Insurance, if any, with respect to a Series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

RESERVE FUNDS

         One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency rating such Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Securities, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.


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



         Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.


                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

         The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

         GENERAL. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. Multifamily Loans will not be covered by a primary mortgage insurance policy, regardless of the related Loan-to-Value Ratio.

         A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Certain Legal Aspects of Loans" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

         To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Securityholders.

         PRIMARY MORTGAGE INSURANCE. While the terms and conditions of the primary mortgage insurance policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in primary mortgage insurance policies issued by other Primary Insurers, each primary mortgage insurance policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a primary

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



mortgage insurance policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
(iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         The Pooling and Servicing Agreement or Servicing Agreement for a Series generally will require that the Master Servicer or Servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent such coverage was in place on the Cut-off Date. In the event that the Depositor gains knowledge that, as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer or the Servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that such a policy is obtainable at a reasonable price.

         Any primary mortgage insurance or primary credit insurance policies relating to Loans secured by Manufactured Homes will be described in the related Prospectus Supplement.

         FHA INSURANCE AND VA GUARANTEES. The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse

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



the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

         The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and
(iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

         As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard

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



insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

         The original amount of coverage under the pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Loans" herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans--Advances and Limitations Thereon."

         MORTGAGE INSURANCE WITH RESPECT TO MANUFACTURED HOME LOANS. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

         STANDARD HAZARD INSURANCE POLICIES FOR MORTGAGE LOANS. The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement or Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement or Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance as described under "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."


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



         STANDARD HAZARD INSURANCE POLICIES FOR MANUFACTURED HOME LOANS. The terms of the Pooling and Servicing Agreement or Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Manufactured Home Loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Manufactured Home Loan, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Manufactured Home Loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a Manufactured Home's location was, at the time of origination of the related Manufactured Home Loan, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

         If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.


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BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

         If so specified in the related Prospectus Supplement, the Seller, the Depositor or the Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Seller, the Depositor or the Master Servicer.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Agreements. Where particular provisions or terms used in the related Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information

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



contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

         ASSIGNMENT OF AGENCY SECURITIES. The Depositor will transfer, convey and assign to the Trustee (or its nominee or correspondent) all right, title and interest of the Depositor in the Agency Securities and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interest). The Depositor will cause the Agency Securities to be registered in the name of the Trustee (or its nominee or correspondent), and the Trustee will concurrently authenticate and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

         ASSIGNMENT OF MORTGAGE LOANS. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office), an assignment of the Mortgage in recordable form and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents as set forth in the related Agreement. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Securityholders.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Securities, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. As promptly as possible, the Depositor will cause such assignments to be so recorded, in which event, the related Agreement may require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Securityholders or the Trustee for the failure of a Mortgage Loan to be recorded.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage
Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Minimum Mortgage Rate, the Maximum Mortgage Rate, if any, and the Periodic Rate Cap; and whether the Mortgage Loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization.

         ASSIGNMENT OF MANUFACTURED HOME LOANS. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Securities to be assigned to the Trustee, together with principal and interest

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



due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

         In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Securityholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Securityholders in the Manufactured Home Loans could be defeated. See "Certain Legal Aspects of Loans--Manufactured Home Loans."

         The Seller (or other party as described in the related Prospectus Supplement) will provide limited representations and warranties to the Depositor and the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Sub-Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" herein.

         ASSIGNMENT OF PARTICIPATION SECURITIES. The Depositor will cause any Participation Securities obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Security , which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Security. Each Participation Security will be identified in a "Participation Security Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Security. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation
Security: (i) that the information contained in the Participation Security
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Securities, the Depositor had good title to and was sole owner of the Participation Security; (iii) that there has been no other sale by it of such Participation Security and (iv) that such Participation Security is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).


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



REPURCHASE AND SUBSTITUTION OF LOANS

         Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee, or Custodian on behalf of the Trustee, is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer or Seller does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer or Seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Seller or the Master Servicer was notified of the defect by the Depositor, the Master Servicer or the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Mortgage Rate.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election or elections are made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not result in a prohibited transactions tax under the Code or cause the Trust Fund to lose its status as a REMIC, or in the case of a Trust Fund consisting of two or more REMICs, that such substitution will not cause any such REMIC to lose its status as a REMIC.

         Any Qualified Substitute Mortgage Loan will have, unless otherwise specified in the related Prospectus Supplement, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Securityholders), (ii) an interest rate not lower than and not more than 1% of the interest rate of the Deleted Loan, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, and (v) comply with all of the representations and warranties set forth in the related Agreement as of the date of substitution. The related Agreement may include additional requirements relating to ARMs or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Securityholders or the Trustee for a material defect in a Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Seller (or other party as described in the related Prospectus Supplement) will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" above. If the related Seller (or other party) cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer, the Depositor or the Trustee of such breach, and if such breach is of a nature that materially and adversely affects interest of the Securityholders in such Loan, the Seller is obligated to cure, substitute or repurchase the affected Mortgage Loan if such Seller is required to do so under the applicable agreement.


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REPORTS TO SECURITYHOLDERS

         The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Agreement, among other things:

                         (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

                        (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

                       (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

                        (iv) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

                         (v) in the case of Floating Interest Securities, the Floating Rate applicable to the distribution being made;

                        (vi) if applicable, the number and aggregate principal balances of Loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the Determination Date to which such distribution relates;

                       (vii) if applicable, the book value of any REO Property acquired on behalf of Securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last Business Day of the calendar month preceding the Distribution Date to which such distribution relates;

                      (viii) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

                        (ix) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

                         (x) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

                        (xi) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

                       (xii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Securityholders is less than their required distribution, the amount of the shortfall;


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                      (xiii) the amount of any withdrawal from any applicable
         Reserve Fund included in amounts actually distributed to Securityholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

                        (xiv) such other information as specified in the related Agreement.

         With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively.

         In addition, within a reasonable period of time after the end of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Securityholder of record at any time during such calendar year a report summarizing the items provided to Securityholders as specified in the related Agreement to enable Securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the Securityholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

         The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America; (ii) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each Rating Agency; (iii) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States of America or of any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of such holding company) at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating; (iv) money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each Rating Agency; (v) repurchase obligations (the collateral of which is held by a third party or the Trustee) with respect to any security described in (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories; and (vi) such other investments which do not adversely affect the rating on the Securities of such Series as confirmed in writing by each Rating Agency.

         Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

         Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Securityholders of such Series.


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         Unless provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account will be property of the Trustee, the Master Servicer or a Servicer and not available for distributions to Securityholders. See "Servicing of Loans" herein.

EVENT OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

         POOLING AND SERVICING AGREEMENT AND SERVICING AGREEMENT. Events of Default under the Pooling and Servicing Agreement or Servicing Agreement for each Series of Certificates or Notes, respectively, generally include (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Securityholders (or distribution to Holders of the Equity Certificates with respect to a Series of Notes) of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the related Holders of Securities of such Series evidencing at least 25% of Voting Rights of the Securities for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Pooling and Servicing Agreement or Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the Holders of Securities of such Series evidencing at least 25% of the Voting Rights of the Securities and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default remains unremedied under the Pooling and Servicing Agreement or Servicing Agreement for a Series, the Trustee for such Series or Holders of Securities of such Series evidencing at least 51% of the aggregate outstanding principal amount of the Securities for such Series (the first 51% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement or Servicing Agreement and in and to the Mortgage Loans (other than its right as a Securityholder (or as Holder of the Equity Certificates with respect to a Series of Notes) under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement or Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Pooling and Servicing Agreement or Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 or such other amount as specified in the related Prospectus Supplement to act as a successor to the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement (unless otherwise set forth in the related Pooling and Servicing Agreement or Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity.

         No Securityholder of a Series, solely by virtue of such Holder's status as a Securityholder, will have any right under the Pooling and Servicing Agreement or Servicing Agreement for such Series to institute any proceeding with respect to the related Pooling and Servicing Agreement or Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing at least 25% of the aggregate outstanding principal amount of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

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         INDENTURE. Unless otherwise provided in the related Prospectus
Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note or Equity Certificates of such Series; (ii) failure to perform any other covenant of the Issuer in the Indenture which continues for a period of 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Compound Interest Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or Holder of an Equity Certificate of a Series, solely by virtue of such Holder's status as a Noteholder or Holder of an Equity Certificate, will have any right under an Owner Trust Agreement or Indenture for such Series to institute any proceeding with respect to such Agreement unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Notes or Equity Certificates of any class evidencing at least 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         [Pursuant to the terms of the Indenture, if an Event of Default occurs and is continuing, Senior Securityholders may be entitled to exercise certain rights of the Holders of the Securities, without the consent of

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Subordinate Securityholders, and the Subordinate Securityholders may exercise such rights only with the prior consent of the Senior Securityholders.]

THE OWNER TRUSTEE

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Owner Trustee for each Series of Notes will be set forth in the related Prospectus Supplement. The entity serving as Owner Trustee may have normal banking relationships with the Depositor or the Master Servicer.

THE TRUSTEE

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or Indenture relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Agreement.

DUTIES OF THE TRUSTEE

         The Trustee makes no representations as to the validity or sufficiency of any related Agreement, the Securities or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Master Servicer under the related Agreement.

         The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders in an Event of Default. See "Event of Default and Rights Upon Events of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The Trustee may, upon written notice to the Depositor, the Master Servicer and to all Securityholders; provided, that such resignation shall not be effective until a successor trustee is appointed. If no successor Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee; provided, that such the resigning Trustee shall not resign and be discharged until such time as the successor trustee is approved by each Rating Agency. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or Indenture, (ii) if the Trustee

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becomes insolvent, (iii) if a tax is imposed or threatened with respect to the
Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the related Agreement is located, or (iv) by the Holders of Securities evidencing at least 51% of the aggregate outstanding principal amount of the Securities in the Trust Fund upon notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT

         The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Securityholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Certificate Account will be an Eligible Account, and the funds held therein may be invested, pending disbursement to Securityholders of the related Series, pursuant to the terms of the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to itself or the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Securityholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Agreements.

EXPENSE RESERVE FUND

         If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENTS

         Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause
(iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series.

         Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 662/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election or elections have been made, for the related

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Trust Fund of a Series; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

         Notwithstanding the foregoing, if a REMIC election or elections have been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or any related REMIC or cause such Trust Fund or any such REMIC to fail to qualify as a REMIC.

         Unless otherwise specified in the Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may be amended by the parties thereto without the consent of any of the Noteholders covered by such Agreement
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Noteholder covered by the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may also be amended by the parties thereto with the consent of the Holders evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Noteholders of such Series; provided, however, that no such amendment may (i) reduce the amount of or delay the timing of, payments received on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such Class evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Notes affected thereby.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein. If specified in the related Prospectus Supplement, a provider of credit enhancement may be entitled to certain Voting Rights of the Securityholders.

REMIC ADMINISTRATOR

         With respect to any Multiple Class Series of Certificates as to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         The obligations created by the related Agreements for a Series will terminate upon the distribution to Securityholders of all amounts distributable to them pursuant to such Agreements after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer or the Depositor (or other party as specified in the Prospectus Supplement) from the Trustee for such Series of all Mortgage Loans at that time subject to the related Agreements and all property acquired in respect of any Mortgage Loan. The exercise of such right will effect early retirement of the Securities of such Series, but such right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the

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Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the related Agreements continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the related Agreements to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. See "Description of the Securities--Optional Termination" herein.


                         CERTAIN LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

         The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such times as the debt is repaid. The mortgagee's authority under a mortgage or a deed to secure debt and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage, the deed to secure debt, or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement or the filing of the financing statements related thereto in the appropriate recording office, or the taking of possession of the cooperative shares; depending on the law of the state where the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. Such a lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

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         Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

         TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the

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tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In case of foreclosure under either a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the

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junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING UPON COOPERATIVE LOAN SECURITY

         The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.


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         Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         The terms of the Cooperative Loans do not require either the tenant-stockholder or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the cooperative dwelling unit in the event of foreclosure.

                  In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of
         Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or a deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such

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election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

         With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, realization upon the additional collateral may be governed by the Uniform Commercial Code in effect under the law of the state applicable thereto. Some courts have interpreted the Uniform Commercial Code to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the Uniform Commercial Code does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws applicable thereto rather than by the Uniform Commercial Code, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the Uniform Commercial Code or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the other. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

         FOR COOPERATIVE LOANS. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.


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         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, with respect to any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject such mortgage loan to the cramdown provisions of Chapter 13.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, such tax liens may in certain circumstances provide priority over the lien on such additional collateral.

         Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgaged loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Loan Underwriting Procedures and Standards--Representations and Warranties."

         SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


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JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" herein.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Unless the Prospectus Supplement indicates otherwise, the Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have

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upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an

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existing junior lender is harmed or the mortgagor is additionally burdened.
Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

         ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.


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MANUFACTURED HOME LOANS

         SECURITY INTERESTS IN THE MANUFACTURED HOMES. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

         As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

         With respect to a Series of Securities evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Seller pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

         In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

         RELOCATION OF A MANUFACTURED HOME. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security

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interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for a registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

         INTERVENING LIENS. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Securityholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

         ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Anti-deficiency Legislation and Other Limitations on Lenders" above.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

         CONSUMER PROTECTION LAWS. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer

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Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

         TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

         In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-on-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-on-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

         FORMALDEHYDE LITIGATION. A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Loan secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Loan and may be unable to collect amounts still

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due under the Loan. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Loan for a breach of representation and warranty and (ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

         FORFEITURES IN DRUG AND RICO PROCEEDINGS. Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before the commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates and Notes offered hereunder where Thacher Proffitt & Wood, Brown & Wood LLP or Stroock & Stroock & Lavan LLP is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter "Counsel to the Depositor"). This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return.

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Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         The following discussion addresses securities of two general types: (i) certificates (the "REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) notes (the "Notes") representing indebtedness of the Issuer for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made with respect to a Series of Certificates, will identify all "regular interests" and "residual interests" in the REMIC.

REMICS

         As to each Series of Certificates, unless otherwise disclosed in the related Prospectus Supplement, the Trustee will covenant to elect to have treated the Trust Fund, or a portion thereof, as one or more REMICs. The Prospectus Supplement for each Series of Certificates will identify all Certificates representing "regular interests" and the "residual interest" in each such REMIC. If a REMIC election or elections will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

         CLASSIFICATION OF REMICS

         Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions.


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         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to a REMIC on such REMICs start-up day in exchange for regular or residual interests in such REMIC.

         The assets of the REMIC will include, in addition to Loans, payments on Loans (including temporary investments of such proceeds) held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Loans for purposes of the foregoing sections. In addition, in some instances Loans (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Loans not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Loans (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations do provide, however, that payments on Loans held pending distribution are considered part of the Loans for purposes of Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES

         For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


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         ORIGINAL ISSUE DISCOUNT

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Loans held by, or Loans underlying Mortgage Assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.


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         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which such Mortgage Asset was issued, and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate

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on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such certificate.

         MARKET DISCOUNT

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

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         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to recently finalized bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating such Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules presumably will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


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TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

GENERAL

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the Holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive activity losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or

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reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by amortization of any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Loans, bad debt losses with respect to the Loans and, except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Loans or other property will equal the fair market value of such interests in the Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Loans with market discount that it holds.

         A Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Loans. Premium on any Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Loan originated on or before September 27, 1985. Instead, premium on such a Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner

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analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."


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         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

         Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of
Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. A similar rule will apply with respect to regulated investment companies, common trust funds and certain cooperatives.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess

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



inclusions, and (2) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES

         On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable

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year. The amount of additional taxable income reportable by holders of such
Certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the

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rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Loan, the receipt of income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS.

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's

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organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION AND LIQUIDATION

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.


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         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to certain trusts and individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot

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be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All holders that are non-United States persons should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999. For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

NOTES

         On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each Series of Notes, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.


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         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will NOT constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will NOT constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will NOT be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

         ERISA imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"; Tax-Favored Plans and ERISA Plans, collectively, "Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "Plan Assets", Plans and persons ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Code; collectively, "Parties In Interest") who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

         PLAN ASSET REGULATIONS. Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the underlying Mortgage Assets and other assets included in the Trust Fund are deemed to be assets of the Plan. The U.S.

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Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R.
ss.2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. In addition to several exceptions not applicable to an entity like the Trust Fund, a Plan's Assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if Benefit Plan Investors (I.E., Plans and certain employee benefit plans not subject to ERISA) do not own 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the applicable Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan.

         Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Servicer, any sub-servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such Agency Securities included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such Agency Securities would not be treated as assets of such Plans. Private Mortgage Backed Securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion herein and in the related Prospectus Supplement before purchasing any such Certificates.

         PROHIBITED TRANSACTION EXEMPTION. The DOL has granted to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") an individual prohibited transaction exemption, as amended (Prohibited Transaction Exemption 90-83, the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage pass-through securities underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes
(a) DLJ, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJ and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities. "Securities" potentially covered by the Exemptions would include Certificates, Notes that are treated as "equity interests" under the Plan Asset Regulations, and interests issued by a Trust Fund that elects to be treated as a REMIC or FASIT.


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         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same Trust Fund. Third, the Securities at the time of acquisition by or with Plan Assets must be rated in one of the three highest generic rating categories by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Master Servicer, any Servicer, any subservicer, the Trustee and any obligor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that a Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of a type that have been included in other investment pools; (ii) securities in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the Plan's acquisition of Securities; and (iii) securities in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

         A fiduciary of any Plan or other investor of Plan Assets contemplating purchasing a Certificate or Note must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate or Note.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of Securities by Plans or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a Certificate or Note by a Plan or with Plan Assets of an "Excluded Plan" (as hereinafter defined) by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of Securities in the secondary market by a Plan or an entity investing Plan Assets and (iii) the holding of Securities by a Plan or an entity investing Plan Assets.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by

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Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the ownership of Securities by a Plan or the investment of Plan Assets in Securities.

         On July 21, 1997, the DOL amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using Funding Accounts for trusts issuing pass-through certificates. With respect to the Securities, the amendment generally allows Mortgage Loans supporting payments to Securityholders, and having a value equal to no more than 25% of the total principal amount of the Securities being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must be less than or equal to 25%;

                  (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

                  (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

                  (5) in order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to those of the Original Mortgage Loans:

                           (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                           (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Securities, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

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                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                  (7) amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in certain permitted investments:

                  (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period; and

                  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Securityholders of the Trust Fund, including employee benefit plans subject to ERISA.

         Before purchasing a Certificate or Note, a fiduciary of a Plan or other investor of Plan Assets should itself confirm (a) that the Securities constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities by or with Plan Assets.

         Any fiduciary or other Plan investor which proposes to purchase Securities on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Securities evidencing interests in Trust Funds which include Cooperative Loans and may not provide exemptive relief for Securities having certain cash-flow characteristics that may be issued by a Trust Fund. In addition, such fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997, however the required final regulations have not been issued as of the date hereof. The Proposed 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general

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account constitute Plan Assets, unless (i) as otherwise provided by the
Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

         REPRESENTATIONS FROM PLANS INVESTING IN CERTAIN SECURITIES. Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Subordinate Securities or any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any Securities which would cause the assets of the Trust Fund to be deemed Plan Assets the purchase, holding or transfer of which would not be covered by the Exemption or PTCE 83-1, to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and that the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of Securities registered through DTC. Any purchaser of a Security registered through DTC will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         TAX EXEMPT INVESTORS. A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

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         CONSULTATION WITH COUNSEL. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold Securities on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.


                                LEGAL INVESTMENT

         Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise set forth in the related Prospectus Supplement, Securities of any Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Securities of any Series will be treated as high-risk under the Policy Statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities

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



by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Securities or to purchase any Class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities offered hereby will be passed upon for the Depositor and for the Underwriters by Thacher Proffitt & Wood, New York, New York, Brown & Wood LLP, New York, New York or Stroock & Stroock & Lavan LLP, New York, New York.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

         The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

         Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

         As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "Loan Underwriting Standards--Representations and Warranties" and "The Agreements--Assignment of Mortgage Assets" herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Seller of such Loan, or if applicable, the Master Servicer or, the Servicer. See "Risk Factors" herein.


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                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Mortgage Assets. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in Series may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters") through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

         The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. by negotiated firm commitment or best efforts underwriting and public re-offering by the Underwriters;

                  2. by placements by the Depositor with institutional investors through dealers; and

                  3. by direct placements by the Depositor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a Series of Securities may be offered in whole or in part in exchange for the Loans (and other assets, if applicable) that would comprise the Trust Fund for such Securities.

         If Underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, the Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several Underwriters and the

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Underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                    GLOSSARY

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise defined in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Agreements and the Agreements generally provides a more complete definition of certain of the terms. Reference should be made to the Agreements for a more complete definition of such terms.

         "Accrual Date" means, with respect to any Multiple Class Series, the date upon which interest begins accruing on the Securities of the Series, as specified in such Securities and the related Prospectus Supplement.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date on which all Securities of the related Series with Final Scheduled Distribution Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

         "Additional Collateral" means marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

         "Additional Collateral Loan" means a Mortgage Loan that, in addition to being secured by the related Mortgaged Property, is secured by other collateral owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

         "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

         "Agency Securities" means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

         "Agreement" means a Pooling and Servicing Agreement, Indenture, Owner Trust Agreement or Servicing Agreement.

         "Appraised Value" means, unless otherwise specified in the related Prospectus Supplement (i) with respect to a Mortgaged Property securing a Single Family or Multifamily Property, the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal); (ii) with respect to certain refinanced, modified or converted Single Family or Multifamily Properties, the

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lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements; and
(iii) with respect to a Mortgaged Property securing a Manufactured Home Loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

         "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

         "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group.

         "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Securityholders on a Distribution Date.

         "Balloon Loan" means Mortgage Loan with payments similar to a Conventional Loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         "Balloon Payment" means the payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder.

         "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

         "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

         "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

         "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

         "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Rate" means, with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

         "Certificates" means the Mortgage Pass-Through Certificates.


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         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

         "Compound Interest Security" means any Security of a Multiple Class Series on which interest accrues and is added to the principal balance of such Security periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus Supplement.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a cooperative.

         "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

         "Cut-off Date" means the date designated in the Pooling and Servicing Agreement or Indenture for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Securityholders of the Series.

         "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

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         "Depositor" means DLJ Mortgage Acceptance Corp.

         "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Securityholders on the next succeeding Distribution Date.

         "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

         "Eligible Account" means an account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each Rating Agency in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee prior to the establishment of such account, the holders of the Securities will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies. Eligible Accounts may bear interest.

         "Eligible Investments" means any one or more of the obligations or securities described as such at "The Agreements--Investment of Funds."

         "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Agreement, as described in the related Prospectus Supplement for a Series.

         "Equity Certificates" means with respect to each Series of Notes where the Issuer is an owner trust, the ownership interest of the Trust Fund.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHA" means the Federal Housing Administration, a division of HUD.

         "FHA Loan" means a fixed-rate housing loan insured by the FHA.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Securities of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund.

         "Financial Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

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         "Floating Interest Period" means the period of time during which a given Security Rate applies to a Class of Floating Interest Securities.

         "Floating Interest Security" means any Security of a Multiple Class Series which accrues interest at a Floating Rate.

         "Floating Rate" means a Security Rate which is subject to change from time to time.

         "FNMA" means the Federal National Mortgage Association.

         "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

         "GNMA" means the Government National Mortgage Association.

         "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Securities of the related Multiple Class Series exceed scheduled payments on such GPM Loan.

         "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and
(c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

         "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the agreement relating to a Series of Notes between the Issuer and the Trustee.

         "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

         "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

         "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Securities or a Class of Securities of such Series with respect to any Distribution Date.

         "Interest Weighted Securities" means a Class of Securities entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

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         "IRS" means the Internal Revenue Service.

         "Issuer" means with respect to each Series of Notes, the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes.

         "L/C Bank" means the issuer of a letter of credit.

         "L/C Percentage" means the maximum liability of an L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the Series.

         "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

         "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

         "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

         "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan, plus in the case of a Loan secured by a junior lien, the principal amount of the related Senior Lien, at the date of determination to the Appraised Value.

         "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         "Manufactured Home Loan" means a loan secured by a Manufactured Home.

         "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

         "Maximum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate cap specified for any Floating Rate Securities of such Series in the related Prospectus Supplement.

         "Maximum Mortgage Rate" means the maximum permissible Mortgage Rate during the life of each ARM.

         "Minimum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate floor specified for any Floating Rate Security of such Series in the related Prospectus Supplement.

         "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

         "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.


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         "Mortgage Assets" means the Private Mortgage-Backed Securities, Agency
Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security, Agency Security or Loan, as the case may be.

         "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

         "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

         "Mortgaged Property" means the real property securing a Mortgage.

         "Multifamily Loan" means any Loan secured by a Multifamily Property.

         "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

         "Multiple Class Series" means a Series of Securities that may include Floating Interest Securities, Compound Interest Securities and Planned Amortization Securities, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets.

         "1986 Act" means the Tax Reform Act of 1986.

         "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

         "Nest Egg Mortgage Loan(sm)" means a Mortgage Loan originated under the Nest Egg Mortgage Loan Program(sm), a mortgage loan origination program of DLJ Mortgage Capital, Inc., an affiliate of the Depositor, and the Nest Egg Mortgage Company LLC.

         "Note Interest Rate" means, with respect to a Series of a single Class of Notes, the rate of interest paid to the Noteholders in respect of the Mortgage Assets and with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Notes of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

         "Noteholder" or "Holder" means the Person in whose name a Note is registered in the Note Register.

         "Notes" means the Mortgage-Backed Notes.

         "OTS" means the Office of Thrift Supervision.

         "Owner Trust Agreement" means the agreement relating to a Series of Notes between the Depositor and the Owner Trustee.

         "Owner Trustee" means the owner trustee for each Series of Notes under an Owner Trust Agreement, and its successors.

         "Participation Security" means a certificate or note evidencing a participation interest in a pool of Loans.


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         "Pass-Through Rate" means, with respect to a Series of a single Class of Certificates, the rate of interest paid to the Certificateholders in respect of the Mortgage Assets.

         "Percentage Interest" means, with respect to a Security, the proportion (expressed as a percentage) of the percentage amounts of all of the Securities in the related Class represented by such Security, as specified in the related Prospectus Supplement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private
Mortgaged-Backed Security is issued.

         "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

         "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

         "PMBS Trustee" means the trustee designated under a PMBS Agreement.

         "Pooling and Servicing Agreement" means the agreement relating to a Series of Certificates among the Depositor, the Master Servicer and the Trustee.

         "Prepayment Assumption" means the prepayment standard or model used with respect to the Securities of a Series, such as the Constant Prepayment Assumption or the Standard Prepayment Assumption, as described in "Yield, Prepayment and Maturity Considerations--Prepayments and Weighted Average Life."

         "Prepayment Period" means with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

         "Principal Weighted Security" means a Class of Securities entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

         "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means a nationally recognized statistical rating organization.

         "Regular Interest" means a regular interest in a REMIC as described herein under "Certain Federal income Tax Considerations--Tax Status as a REMIC."

         "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

         "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.


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         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

         "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement or Indenture.

         "Residual Interest" means a residual interest in a REMIC as described herein under "Certain Federal Income Tax Considerations--Tax Status as a REMIC."

         "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

         "Sale and Servicing Agreement" means the sale and servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

         "Security Interest Rate" means Pass-Through Rate, Certificate Rate or
Note Interest Rate.

         "Securityholder" or "Holder" means Certificateholder or Noteholder.

         "Securities" means Certificates or Notes.

         "Seller" means the Person or Persons, which may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers affiliated or not affiliated with the Depositor, or who may be the Master Servicer or a Servicer, who sell the Loans to the Depositor for deposit into the Trust Fund.

         "Senior Lien" means a lien which is senior to a related junior lien.

         "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Senior Securityholder" means the Holder of a Senior Security.

         "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

         "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

         "Servicing Agreement" means the Sale and Servicing Agreement or another servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.


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         "Servicing Fee" means the amount paid to the Master Servicer on a given
Distribution Date, generally determined on a loan-by-loan basis, and calculated at a specified per annum rate.

         "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Subordinate Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Securities, that the Subordinate Securities are subordinated to the Senior Securities of the same Series.

         "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Securities, established pursuant to the related Pooling and Servicing Agreement or Indenture.

         "Trustee" means the trustee under a Pooling and Servicing Agreement or the indenture trustee under an Indenture, and its successors.

         "Trust Fund" means all property and assets held for the benefit of the Securityholders by the Trustee under the related Agreement for a Series of Securities as described under "The Trust Funds--General."

         "UCC" means the Uniform Commercial Code.

         "VA" means the Department of Veterans Affairs.

         "VA Loans" means housing loans partially guaranteed by the VA.



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                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement.................      $442,500
         Legal Fees and Expenses...............................       600,000
         Accounting Fees and Expenses..........................       200,000
         Trustee's Fees and Expenses
                (including counsel fees).......................        90,000
         Printing and Engraving Fees...........................       180,000
         Rating Agency Fees....................................       240,000
         Miscellaneous.........................................       100,000
                                                                      -------
         Total  ...............................................    $1,852,500
                                                                   ==========



INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Restated Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by
Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

EXHIBITS (ITEM 16 OF FORM S-3).
Exhibits--
   *1.1 -- Form of Underwriting Agreement.
****3.1 -- Certificate of Incorporation of DLJ Mortgage Corp., as
           currently in effect.
   *3.2 -- Bylaws of DLJ Mortgage Acceptance Corp. as currently in effect.
   *4.1 -- Forms of Trust Agreement including forms of Certificates. *4.2 -- Form of Sale and Servicing Agreement.
   *4.3 -- Form of Standard Provisions for Servicing.
****4.4 -- Form of Servicing Agreement, for a series consisting of
           Mortgage-Backed Notes.
****4.5 -- Form of Trust Agreement, for a series consisting of Mortgage-
           Backed Notes.
****4.6 -- Form of Indenture, for a series consisting of Mortgage-Backed
           Notes.
    5.1 -- Opinion of Thacher Proffitt & Wood regarding the legality of the Securities.
    5.2 -- Opinion of Stroock & Stroock & Lavan LLP regarding the legality of the Securities.
    5.3 -- Opinion of Brown & Wood LLP regarding the legality of the
           Securities.
    8.1 -- Opinion of Thacher Proffitt & Wood as to certain tax matters (included in Exhibit 5.1).
    8.2 -- Opinion of Stroock & Stroock & Lavan LLP as to certain tax matters (included in Exhibit 5.2).
    8.3 -- Opinion of Brown & Wood LLP as to certain tax matters.
   23.1 -- Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).
   23.2 -- Consent of Stroock & Stroock & Lavan LLP (included in
           Exhibit 5.2).
   23.3 -- Consent of Brown & Wood (included in Exhibit 5.3).
 **23.4 -- Consent of Coopers & Lybrand.
***24.1 -- Power of Attorney.

-----------

* Filed as an exhibit to Registration Statement on Form S-11 (No. 33-22364) and incorporated herein by reference.

** Filed as an exhibit to Registration Statement on Form S-3 (No. 33-77722) and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-39325) and incorporated herein by reference.

**** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-51537) and incorporated herein by reference.

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

B. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 21, 1998.

                                           DLJ MORTGAGE ACCEPTANCE CORP.


                                           By: /s/ Steven L. Kantor
                                               -------------------------
                                           Name:   Steven L. Kantor
                                           Title:  Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                     TITLE                         DATE

/s/ Leon M. Pollack*          President and Director        July 21, 1998
--------------------          (Principal Executive
Leon M. Pollack               Officer)


/s/ Marjorie S. White*        Secretary and Treasurer       July 21, 1998
----------------------        (Principal Financial and
Marjorie S. White             Accounting Officer)


/s/ David F. DeLucia*         Director                      July 21, 1998
---------------------
David F. DeLucia


/s/ Thomas E. Siegler*        Director                      July 21, 1998
----------------------
Thomas E. Siegler


/s/ Steven L. Kantor*         Director                      July 21, 1998
---------------------
Steven L. Kantor


     *By: /s/ Steven L. Kantor
          --------------------
     Steven L. Kantor
     Attorney-in-fact